EXHIBIT 10.1

CREDIT AGREEMENT

by and among

LINCOLN EDUCATIONAL SERVICES CORPORATION
and its Subsidiaries
as Borrowers,

THE LENDERS THAT ARE SIGNATORIES HERETO
as the Lenders,

HPF SERVICE, LLC
as the Administrative Agent and Tranche A Collateral Agent,

and

ALOSTAR BANK OF COMMERCE
as the Tranche B Collateral Agent

Dated as of July 31, 2015

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(continued)

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(continued)

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(continued)

		Page

17.11.	Patriot Act	63
17.12.	Integration	64
17.13.	Parent as Administrative Agent for Borrowers	64

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EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Compliance Certificate
Schedule A-1	Administrative Agent’s Account
Schedule C-1	Commitments
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.1(b)	Capitalization of Borrowers
Schedule 4.1(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.6	Litigation
Schedule 4.7	Compliance with Laws, Etc.
Schedule 4.10	ERISA
Schedule 4.11	Environmental Matters
Schedule 4.12	Intellectual Property
Schedule 4.15	Material Contracts
Schedule 4.17	Permitted Indebtedness
Schedule 4.18	Taxes
Schedule 4.22	Employee and Labor Matters
Schedule 6.6	Nature of Business

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of July 31, 2015, by and among LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (“Parent”), and its Subsidiaries that are now or hereafter a party hereto (Parent and such Subsidiaries, each, individually, a “Borrower”, and collectively, “Borrowers”), the lenders identified on the signature pages hereof as Tranche A Lenders (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Tranche A Lender”, as that term is hereinafter further defined), the lenders identified on the signature pages hereof as Tranche B Lenders (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Tranche B Lender”, as that term is hereinafter further defined; each Tranche A Lender and Tranche B Lender is referred to hereinafter, individually, as a “Lender”, as that term is hereinafter further defined), HPF SERVICE, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), HPF SERVICE, LLC, as collateral agent for the Tranche A Lenders (in such capacity, together with its successors and assigns in such capacity, the “Tranche A Collateral Agent”), and ALOSTAR BANK OF COMMERCE, as collateral agent for the Tranche B Lenders (in such capacity, together with its successors and assigns in such capacity, the “Tranche B Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers have requested that the Agents and Lenders provide certain credit facilities to Borrowers, and the Agents and Lenders are willing to provide such credit facilities, in each case as more fully set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, Borrowers, the Agents and the Lenders do hereby agree as follows:

1.             DEFINITIONS AND CONSTRUCTION.

1.1.          Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2.          Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Administrative Borrower notifies Administrative Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Administrative Agent and Administrative Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” or “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3.          Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4.          Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or therein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations (or any tranche of the Obligations) shall mean the repayment in full in cash or immediately available funds of all of the Obligations (or such tranche of Obligations), including the payment of any Lender Group Expenses that have accrued irrespective of whether demand has been made therefor. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5.          Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.             LOANS AND TERMS OF PAYMENT.

2.1.          Making of Term Loans. Subject to the terms and conditions of this Agreement, on the Closing Date (a) each Tranche A Lender agrees (severally, not jointly or jointly and severally) to make a term loan (collectively, the “Tranche A Term Loan”) to Borrowers in an amount equal to such Lender’s share of the Tranche A Term Loan Amount based on its Tranche A Commitment, and (b) each Tranche B Lender agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Tranche B Term Loan”) to Borrowers in an amount equal to such Lender’s share of the Tranche B Term Loan Amount based on its Tranche B Commitment.

2.2.          Amortization of Term Loans

(a)           Amortization. The principal balance of the Term Loans shall be due and payable in equal monthly installments, commencing on August 1, 2017 (the “Amortization Commencement Date”) and continuing on the first day of each calendar month thereafter, with each such installment to be equal to the quotient of (i) ten percent (10%) of the outstanding principal balance of the Term Loans as of the 30th day prior to the Amortization Commencement Date, divided by (ii) twelve (12), together with a final installment of all outstanding unpaid principal on the Term Loans due and payable on the earlier of the Maturity Date and the date of the acceleration of the Term Loans (or either of them) in accordance with the terms hereof.

(b)           Allocation. Except as set forth in Section 2.3(b)(iii) and (iv), Administrative Agent shall have the right to apply installment payments between the Tranche A Term Loan and the Tranche B Term Loan in such manner as Administrative Agent may determine in its sole discretion (including (i) by applying the entire amount of any such payment to the Tranche A Term Loan, (ii) with the consent of the Required Lenders, by applying the entire amount of any such payment to the Tranche B Term Loan, or (iii) with the consent of the Required Lenders, by applying a portion of any such payment to the Tranche A Term Loan and the remaining portion of such payment to the Tranche B Term Loan).

(c)           Miscellaneous. Any principal amount of the Term Loans that is repaid or prepaid may not be reborrowed.

2.3.          Payments; Prepayments.

(a)           Payments by Borrowers.

(i)            Except as otherwise expressly provided herein, all payments by any Borrower shall be made to Administrative Agent’s Account for the account of the applicable member(s) of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (Eastern time) on the date specified herein. Any payment received by Administrative Agent later than 2:00 p.m. (Eastern time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)           Administrative Agent shall distribute (A) each interest and scheduled principal payment received by it for the account of any Lender to the appropriate recipient within one Business Day following the date such payment is received (or deemed to be received) by Administrative Agent in accordance with clause (i) above, and (B) each other payment (including principal prepayments) received by it for the account of any Lender or Agent to the appropriate recipient within three Business Days following the date such payment is received (or deemed to be received) by Administrative Agent in accordance with clause (i) above.

(iii)          Unless Administrative Agent receives notice from Borrowers prior to the date on which any payment is due hereunder that Borrowers will not make such payment in full as and when required, Administrative Agent may assume that Borrowers have made (or will make) such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Administrative Agent on the date when due, each Lender severally shall repay to Administrative Agent on demand such amount distributed to such Lender.

(b)           Apportionment and Application.

(i)            So long as no Application Event has occurred and is continuing, but subject to the provisions of Section 2.2(b), all scheduled principal and interest payments received by Administrative Agent shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Obligation subject to such payments (according to the unpaid principal balance of the type of Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Administrative Agent (other than fees or expenses that are for Administrative Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Obligation to which a particular fee or expense relates.

(ii)           All payments to be made hereunder by Borrowers shall be remitted to Administrative Agent and, subject to Section 2.2(b), Section 2.3(b)(iv), Section 2.3(c) and Section 2.3(e), all such payments, and all proceeds of Collateral received by Administrative Agent, shall be applied, so long as no Application Event has occurred and is continuing, in accordance with instructions from Administrative Borrower.

(iii)          At any time that an Application Event has occurred and is continuing, subject to Sections 2.3(b)(iv):

(A)           all payments remitted to Administrative Agent (other than proceeds of Collateral) shall be applied as follows: (1) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to the Agents under the Loan Documents, until paid in full; (2) second, to pay any fees or premiums then due to Administrative Agent under the Loan Documents until paid in full; (3) third, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full; (4) fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full; (5) fifth, ratably, to pay interest accrued in respect of the Term Loans until paid in full; (6) sixth, ratably, to pay the principal of the Tranche A Term Loan until paid in full; (7) seventh, ratably, to pay the principal of the Tranche B Term Loan until paid in full; (8) eighth, to pay any other Obligations; and (9) ninth, to Borrowers or such other Person entitled thereto under applicable law; and

(B)           all proceeds of Collateral received by Administrative Agent shall be applied as follows: (1) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Administrative Agent and the Tranche A Collateral Agent under the Loan Documents, until paid in full; (2) second, to pay any fees or premiums then due to Administrative Agent under the Loan Documents until paid in full; (3) third, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Tranche A Lenders under the Loan Documents, until paid in full; (4) fourth, ratably, to pay any fees or premiums then due to any of the Tranche A Lenders under the Loan Documents until paid in full; (5) fifth, ratably, to pay interest accrued in respect of the Tranche A Term Loan until paid in full; (6) sixth, ratably, to pay the principal of the Tranche A Term Loan until paid in full; (7) seventh, to pay any other Tranche A Obligations; and (8) eighth, to Borrowers or such other Person entitled thereto under applicable law.

(iv)          Notwithstanding the foregoing, all proceeds of the Tranche B Collateral shall be applied first to the payment of the Tranche B Obligations in such order as the Tranche B Collateral Agent may elect and then to the other Obligations in accordance with Sections 2.3(b)(iii)(B).

(v)           Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(vi)          For purposes of Section 2.3(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii)         In the event of a direct conflict between the priority provisions of this Section 2.3 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, then the terms and provisions of this Section 2.3 shall control and govern.

(c)           Voluntary Prepayments. Borrowers may, upon at least 10 Business Days prior written notice to Administrative Agent, prepay the principal of the Term Loans, in whole or in part.

(d)           Mandatory Prepayments.

(i)            School Dispositions and Real Property Collateral Sales. On the date of receipt by any Borrower of the Net Cash Proceeds of (A) any Permitted School Disposition, such Borrower shall prepay the outstanding Obligations in accordance with Section 2.3(e) in such amounts as are required under the definition of School Release Conditions, and (B) any Permitted Real Property Sale, such Borrower shall prepay the outstanding Obligations in accordance with Section 2.3(e) in such amounts as are required under the definition of Real Property Collateral Sale Conditions. Nothing contained in this Section 2.3(d)(i) shall permit Borrowers or any of their Subsidiaries to make any School Disposition that is not a Permitted School Disposition or to sell or dispose of any Real Property Collateral other than pursuant to a Permitted Real Property Sale.

(ii)           Other Dispositions. On the date of receipt by any Borrower of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by any Borrower of assets (including casualty losses or condemnations, but excluding Permitted School Dispositions and Permitted Real Property Sales), such Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.3(e) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided, that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) such Borrower shall have given Administrative Agent prior written notice of such Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition, and (C) the monies (in an amount not to exceed $1,000,000 in the aggregate at any time) are held in a Deposit Account in which the Tranche A Collateral Agent has a perfected first-priority security interest, then Borrowers shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition unless and to the extent that such applicable period shall have expired without such replacement being made, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Administrative Agent and applied in accordance with Section 2.3(e); provided, that Borrowers shall not have the right to use such Net Cash Proceeds to make such replacements in excess of $1,000,000 in any given fiscal year. Nothing contained in this Section 2.3(d)(ii) shall permit Borrowers or any of their Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(iii)           Indebtedness. On the date of the incurrence by any Borrower or any of its Subsidiaries of any Indebtedness (excluding Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.3(e) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.3(d)(iii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement.

(iv)          Equity. On the date of the issuance by any Borrower or any of its Subsidiaries of any shares of its or their Stock (other than (A) in the event that such Borrower or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Stock to such Borrower or any of its Subsidiaries, as applicable, and (B) the issuance of Stock of such Borrower to directors, officers and employees of such Borrower and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.3(e) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance. The provisions of this Section 2.3(d)(iv) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms and conditions of this Agreement.

(e)           Application of Payments. Each prepayment made pursuant to Section 2.3(c) or (d) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid, together with the Applicable Prepayment Premium. Each such prepayment shall be applied by Administrative Agent to installment payments (for the avoidance of doubt, any amount that is payable on the Maturity Date shall constitute an installment) between the Tranche A Term Loan and the Tranche B Term Loan in such manner as Administrative Agent may determine in its sole discretion (including (i) by applying the entire amount of any such prepayment to the Tranche A Term Loan, (ii) with the consent of the Required Lenders, by applying the entire amount of any such prepayment to the Tranche B Term Loan, or (iii) with the consent of the Required Lenders, by applying a portion of any such prepayment to the Tranche A Term Loan and the remaining portion of such prepayment to the Tranche B Term Loan).

2.4.          Interest Rates, Default Rate, Payments and Calculations.

(a)           Interest Rates. Except as provided in Section 2.4(b), the Term Loans shall bear interest on the outstanding principal balance thereof at per annum rate equal to the greater of (i) eleven percent (11.0%), and (ii) the sum of the LIBOR Rate plus the Applicable Margin.

(b)           Default Rate. Upon the occurrence and during the continuation of an Event of Default, the Term Loans shall bear interest on the outstanding principal balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable thereunder.

(c)           Payment. All interest shall be due and payable, in arrears, on the first day of each month. All costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses, shall be due and payable within 10 days after Administrative Agent’s request to Administrative Borrower for the payment thereof.

(d)           Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.

(e)           Late Charges. Borrowers shall pay to Administrative Agent, for its own account, a “late charge” equal to five percent (5%) of any past due installment or payment of principal, interest or fees which is not paid by Borrowers within five Business Days of the due date thereof, to cover the extra cost and expense involved in handling any such delinquent payment.

(f)            Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess, without prepayment penalty or premium.

2.5.          Crediting Payments. The receipt of any payment item by Administrative Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Administrative Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Administrative Agent only if it is received into Administrative Agent’s Account on a Business Day on or before 2:00 p.m. (Eastern time). If any payment item is received into Administrative Agent’s Account on a non-Business Day or after 2:00 p.m. (Eastern time) on a Business Day, it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day.

2.6.          Statements of Obligations. Administrative Agent shall render monthly statements regarding the Term Loans to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 45 days after receipt thereof by Borrowers, Borrowers shall deliver to Administrative Agent written objection thereto describing the error or errors contained in any such statements.

2.7.          Fees.

(a)           Borrowers shall pay to Administrative Agent, for the account of Administrative Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b)           Except for mandatory prepayments resulting from the application of insurance proceeds or condemnation awards, in the event all or any portion of the principal balance of the Term Loans are prepaid for any reason whatsoever (including as a result of (i) any voluntary or mandatory prepayment under Section 2.3 hereof), (ii) the acceleration of any of the Obligations in connection with the occurrence of an Event of Default, (iii) any foreclosure and sale of, or collection of, the Collateral, (iv) any sale of the Collateral in any Insolvency Proceeding, or (v) the restructure, reorganization, or compromise of any of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such prepayment, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, (A) Borrowers shall pay to Administrative Agent, in cash, the Applicable Prepayment Premium, measured as of the date of such prepayment, and (B) Administrative Agent shall remit to each Lender (subject to any contrary agreement between Administrative Agent and such Lender), from the Applicable Prepayment Premium actually received by Administrative Agent, such Lender’s Pro Rata Share of such Applicable Prepayment Premium based on the principal amount of the Term Loans held by such Lender that are prepaid in connection therewith. As used herein, “Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (i) during the period from and after the Closing Date up to (but not including) the date that is the first anniversary of the Closing Date (the “First Period”), 5.00% times the amount prepaid, (ii) during the period from and including the date that is the first anniversary of the Closing Date up to (but not including) the date that is the second anniversary of the Closing Date, 5.00% times the amount prepaid, and (iii) during the period from and including the date that is the second anniversary of the Closing Date up to (but not including) the date that is the third anniversary of the Closing Date, 3.00% times the amount prepaid; provided, that, no Applicable Prepayment Premium shall be due with respect to up to $15,000,000 in the aggregate of prepayments of the Term Loans that are made during the First Period pursuant to Sections 2.3(d)(i) and (ii).

(c)           Borrowers shall pay to Administrative Agent, the actual charges paid or incurred by Administrative Agent if it elects to employ the services of one or more third Persons to perform audits or examinations of Borrowers or their Subsidiaries (or the Collateral), to appraise the Collateral, or any portion thereof, or to assess Borrowers’ or their Subsidiaries’ business valuation; provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Agent for more than one appraisal of Real Property or Equipment during any calendar year.

2.8.          Capital Requirements.

(a)           If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Pro Rata Share in the applicable Term Loan to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Administrative Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 90 days prior to the date that such Lender notifies Administrative Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)           If any Lender requests amounts under Section 2.8(a) (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.8(a), and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights and obligations to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.8(a), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.8(a)) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.8(a), seek a substitute Lender reasonably acceptable to Administrative Agent to purchase the Obligations owed to such Affected Lender (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

2.9.          Joint and Several Liability of Borrowers.

(a)           Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the Term Loans to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)           Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.9), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)           If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(d)           The Obligations of each Borrower under the provisions of this Section 2.9 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.9(d)) or any other circumstances whatsoever.

(e)           Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the making of the Term Loans, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Administrative Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Administrative Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.9 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.9, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.9 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.9 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or Administrative Agent or any Lender.

(f)           Each Borrower represents and warrants to Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)           The provisions of this Section 2.9 are made for the benefit of Administrative Agent, each member of the Lender Group, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, any member of the Lender Group, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.9 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.9 will forthwith be reinstated in effect, as though such payment had not been made.

(h)           Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Administrative Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Administrative Agent or any member of the Lender Group hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(i)            Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default described in Section 8.4 or 8.5, or any other Event of Default and the election by Administrative Agent or the Required Lenders to exercise any rights or remedies under Section 9.1, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Administrative Agent, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with Section 2.3(b).

3.             CONDITIONS; TERM OF AGREEMENT.

3.1.          Conditions Precedent to the Extension of the Term Loans. The obligation of each Lender to make its share of the Term Loans on the Closing Date is subject to the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of its share of the Term Loans by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2.          Effect of Maturity. On the Maturity Date, all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full.

4.             REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group as of the Closing Date, which representations and warranties shall survive the execution and delivery of this Agreement:

4.1.          Due Organization and Qualification; Subsidiaries.

(a)           Each Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in each state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)           Set forth on Schedule 4.1(b) is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c)           Set forth on Schedule 4.1(c), is a complete and accurate list of the Borrowers’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d)           Except as set forth on Schedule 4.1(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrowers’ Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrowers nor any of their Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrowers’ Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

4.2.          Due Authorization; No Conflict.

(a)           As to each Borrower, the execution, delivery, and performance by such Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

(b)           As to each Borrower, the execution, delivery, and performance by such Borrower of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Borrower or its Subsidiaries or any School, including any Educational Law, the Governing Documents of any Borrower or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower or its Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s shareholders or any approval or consent of any Person under any Material Contract of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

4.3.          Governmental Consents. The execution, delivery, and performance by each Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or Educational Agency, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the applicable Collateral Agent for filing or recordation, as of the Closing Date.

4.4.          Binding Obligations; Perfected Liens.

(a)           Each Loan Document has been duly executed and delivered by each Borrower that is a party thereto and is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)           The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby and (i) when all appropriate filings or recordings are made with the appropriate Governmental Authorities as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agents of such Collateral with respect to which a security interest may be perfected only by possession or control, such security interests and Liens will constitute perfected security interests and Liens, prior to all other Liens (except that the Tranche A Collateral Agent’s Liens in the Cash Collateral are junior to the Tranche B Collateral Agent’s Liens therein) other than Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Collateral Agents’ Liens.

4.5.          Title to Assets; No Encumbrances. Each of the Borrowers and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

4.6.          Litigation. Schedule 4.6 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings that is pending or, to the knowledge of Borrowers, threatened against a Borrower or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Borrowers’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance. Except as set forth on Schedule 4.6, there are no actions, suits, or proceedings pending or, to the knowledge of Borrowers, threatened in writing against a Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change

4.7.          Compliance with Laws, Governmental Authority and Licensing; Educational Approvals; Compliance with Educational Laws.

(a)           Except as set forth on Schedule 4.7, no Borrower nor any of its Subsidiaries or Schools (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) to the extent that any such violations, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing and notwithstanding any limitations contained therein, all operations of Borrowers, each of their Subsidiaries and each School are in compliance with (i) all Educational Laws, the violation of which would terminate or materially impair any Borrower's, any Subsidiary's or any School's eligibility for participation in student financial assistance programs under Title IV, (ii) all Consumer Protection Laws applicable to any Borrower, any Subsidiary or any School in connection with School Provided Financing, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Regulatory Change, (iii) all statutory and regulatory requirements to hold authorization to provide post-secondary education in the jurisdictions in which its educational facilities are located or, to the knowledge of the Borrowers, their Subsidiaries and each School, where it provides educational services via distance education, and (iv) all Accrediting Body standards to hold its Accreditations.

(b)           Except as set forth on Schedule 4.7, Borrowers, their Subsidiaries and each School have since July 1, 2013 received the licenses, permits, and approvals of all Governmental Authorities and Educational Agencies necessary to conduct their businesses, including without limitation, all material Educational Approvals necessary for each School to conduct its operations and offer its educational programs and School Provided Financing, and all material specialized accrediting agency approvals required for graduates of the Schools to take the examinations necessary to qualify to work in the field for which they were trained or to otherwise be licensed in such field. Without limiting the foregoing and except as set forth on Schedule 4.7, since July 1, 2013, each School, as applicable: (i) has qualified under all necessary Educational Laws to participate in Title IV Programs and has been approved by the DOE for that purpose; (ii) has been accredited by the applicable Accrediting Bodies set forth on Schedule 4.7, and no such Accreditation has been denied, suspended or revoked; and (iii) has been licensed to the extent required for its existing operations by any applicable Educational Agency or Educational Law. Borrowers, their Subsidiaries and each School have been licensed or registered as a retail installment seller, sales finance company, consumer lender or collection agency to the extent required for its existing operations by any applicable Consumer Protection Law. Except as set forth on Schedule 4.7, no proceeding, and to the knowledge of any of Borrowers, their Subsidiaries and each School, no investigation, which could reasonably be expected to result in a Significant Regulatory Event or Material Adverse Regulatory Change is pending or, to their knowledge, threatened, and to their knowledge no ground exists that could reasonably be expected to result in a Significant Regulatory Event or Material Adverse Regulatory Change or in any such proceeding or investigation. Except as set forth on Schedule 4.7, to the knowledge of any of Borrowers, their Subsidiaries and each School, there is no ground for any Educational Agency to deny or materially delay in issuing any Educational Approval.

(c)           Except as set forth on Schedule 4.7, each of Borrowers, their Subsidiaries and each School, as applicable, has since July 1, 2013 been in material compliance with all applicable Educational Laws. Without limiting the foregoing, except as forth on Schedule 4.7, since July 1, 2013: (i) each School has qualified as an "eligible institution", as defined in 34 C.F.R. § 600.2 (and the other applicable sections incorporated therein by reference); (ii) each School has qualified as a "proprietary institution of higher education" as defined at 34 C.F.R. § 600.5 and is in compliance with the applicable "state authorization" requirements set forth at 34 C.F.R. § 600.9; (iii) each School has derived no more than 90 percent of its revenues from Title IV Program funds, as calculated under 34 C.F.R. §§ 668.14(b)(16) and 668.28, for any fiscal year ending after July 1, 2013; (iv) each School has been in compliance with the applicable limitations set forth in 34 C.F.R. § 600.7; (v) each School has timely reported any shifts in ownership or control, or the addition of new educational programs or locations, in compliance in all material respects with 34 C.F.R. Part 600; (vi) none of the Schools has closed, ceased operating, ceased offering instruction during any time period, or otherwise lost eligibility as defined in 34 C.F.R. § 600.40, except for any Schools that have conducted an orderly teachout process and closeout audit, as applicable, of the Title IV Program administration at such School, or campus or location thereof, provided that such closure and teachout was not a result of an order or other mandate of the DOE or any other Educational Agency or Governmental Authority, or as a result of the imposition of any finding or liability or disallowance imposed by the DOE or any other Educational Agency or Governmental Authority, or following the initiation of any investigation, inquiry, program review or other type of compliance review or initiation of any investigation, inquiry, program review or other type of compliance review or audit (including any audit by the Office of Inspector General) by the DOE, any Accrediting Body, or any other Educational Agency or Governmental Authority; (vii) each School and each of its educational programs in which students are enrolled who receive Title IV Program funds has been operated in all material respects in compliance with the academic year definition in 34 C.F.R. § 668.3, the eligible program regulations in 34 C.F.R. § 668.8 and the credit hour definition in 34 C.F.R. § 600.2; (viii) each School has complied in all material respects with the terms of its Program Participation Agreement; (ix) each School has complied with the prohibition on the payment of commissions, bonuses, or other incentive payments in 34 C.F.R. § 668.14(b)(22); (x) each School has complied in all material respects with the standards of administrative capability set forth 34 C.F.R. § 668.16; (xi) each School has complied in all material respects with the return of funds regulations in 34 C.F.R. § 668.22 and 34 C.F.R. § 682.605, as applicable; (xii) each School has in all material respects timely submitted to the DOE the annual compliance audit required by 34 C.F.R. § 668.23(b) and in accordance with instructions issued by the DOE; (xiii) each School has in all material respects timely submitted to the DOE the audited financial statements required by 34 C.F.R. § 668.23(d); (xiv) each School has complied in all material respects with the third-party servicer regulations in 34 C.F.R. § 668.25; (xv) none of the Schools has been placed by the DOE on the reimbursement method or heightened cash monitoring 2 method of Title IV Program funding; (xvi) each School has complied with the applicable factors of financial responsibility set forth in 668.171-175 that apply to institutions that are in the "zone alternative" and that apply to the posting of a letter of credit; (xvii) each School has complied with the applicable Cohort Default Rate regulations set forth in 34 C.F.R. Part 668, Subparts M and N, except that there shall be no failure of compliance if any School has not met the Cohort Default Rate standard for one year; (xviii) each School has complied in all material respects with the DOE regulations and standards governing the determination of student eligibility for Title IV Program funding and the awarding and disbursing of such funding to its students; (xx) each School has complied in all material respects with the Educational Laws governing preferred lenders set forth in Title I, Part E of the HEA, and 34 C.F.R. § 682.212(h); (xxi) each School has complied in all material respects with the Educational Laws governing Private Educational Loans set forth in Title I, Part E of the HEA and 15 U.S.C. §1631 et seq.; (xxii) each School has complied in all material respects with the Educational Laws prohibiting any School, employee, agent or official thereof from accepting any gift, payment, inducement, benefit, staffing assistance, advisory board position, or other thing of value in exchange for directing Educational Loan or Private Educational Loan applications to any lender; (xxiii) each School has complied in all material respects with the Gainful Employment Rule and the Gainful Employment Disclosure Requirements, as applicable, for the relevant periods; (xxiii) each School has complied in all material respects with the Program Integrity Rules as applicable for the relevant periods; (xxv) each School has complied in all material respects with the requirements of any specialized accrediting body which approves its educational programs; and (xxvi) each School has complied with any applicable Educational Laws regarding a School’s completion, placement, withdrawal and retention rates, and has accurately calculated all such rates.

4.8.          Historical Financial Statements; No Material Adverse Change. All historical financial statements relating to the Borrowers and their Subsidiaries that have been delivered by any of the Borrowers to Administrative Agent were prepared in accordance with GAAP at the time of the preparation thereof (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects the Borrowers’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. From December 31, 2014 to the Closing Date, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change.

4.9.          Fraudulent Transfer.

(a)           Borrowers taken as a whole are Solvent.

(b)           No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Borrower.

4.10.        Employee Benefits. Except as set forth on Schedule 4.10, no Borrower, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan or Multiemployer Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change. Each Borrower reasonably anticipates that no Material Adverse Change will arise from any increase either in the annual financial expense for any such Benefit Plan or Multiemployer Plan (determined in accordance with Statement of Financial Accounting Standards No. 87), any nonqualified deferred compensation arrangement or any welfare plan sponsored by any Borrower, any of their Subsidiaries, or any of their ERISA Affiliates, or in the annual minimum funding contribution for any such plan (determined in accordance with the assumptions used for funding such plan). None of the assets of any Borrower, any of their Subsidiaries, or any of their ERISA Affiliate is the subject of any Lien arising under Section 303(k) of ERISA or Section 430(k) of the IRC, and there are no facts which could be expected to give rise to such a Lien. Each Borrower, each of their Subsidiaries, and each of their ERISA Affiliates maintains each Benefit Plan in substantial compliance with the applicable provisions of ERISA, the IRC and other Federal and State law and has caused each Benefit Plan which is intended to be qualified under Section 401(a) of the IRC to maintain such qualification, except as could not reasonably be expected to have a Material Adverse Change. Each nonqualified deferred compensation plan or arrangement sponsored or maintained by Borrower or its ERISA Affiliates is in substantial compliance with or is exempt from, Section 409A of the IRC and regulations issued thereunder.

4.11.        Environmental Condition. Except as set forth on Schedule 4.11, (a) no Borrower’s nor any of its Subsidiaries’ properties or assets has ever been used by a Borrower, its Subsidiaries, or, to the knowledge of Borrowers, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) no Borrower’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Borrower or its Subsidiaries, and (d) no Borrower nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.12.        Intellectual Property. Each Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.12 is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which any Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

4.13.        Leases. Each Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating (including, without limitation, all leases of Schools or any portion thereof), and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Borrower or its Subsidiaries exists under any of them.

4.14.        Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Borrower or its Subsidiaries in writing to Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Borrower or its Subsidiaries in writing to Administrative Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Administrative Agent on July 2, 2015 represent, and as of the date on which any other Projections are delivered to Administrative Agent, such additional Projections will represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Borrowers’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Administrative Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Borrowers and their Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

4.15.        Material Contracts. Set forth on Schedule 4.15 is a reasonably detailed description of the Material Contracts of each Borrower and its Subsidiaries. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (a) is in full force and effect and is binding upon and enforceable against the applicable Borrower or its Subsidiary and, to Borrowers’ knowledge, each other Person that is a party thereto in accordance with its terms and (b) is not in default due to the action or inaction of the applicable Borrower or its Subsidiary.

4.16.        Patriot Act; Foreign Corrupt Practices Act. To the extent applicable, each Borrower is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Borrower or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.17.        Indebtedness. Set forth on Schedule 4.17 is a true and complete list of all Indebtedness of each Borrower and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.18.        Payment of Taxes. Except as otherwise permitted under Section 5.5, all tax returns and reports of each Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Borrower and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Except as set forth on Schedule 4.18, each Borrower and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. No Borrower knows of any proposed tax assessment against a Borrower or any of its Subsidiaries that is not being actively contested by such Borrower or such Subsidiary diligently, in good faith, and by appropriate proceedings (and with such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP having been made or provided therefor).

4.19.        Margin Stock. No Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

4.20.        Governmental Regulation. No Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.21.        OFAC. No Borrower nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Borrower nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.22.        Employee and Labor Matters. Except as set forth on Schedule 4.22, there is (a) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against any Borrower or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of Borrowers, threatened against any Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of Borrowers, threatened in writing against any Borrower or its Subsidiaries, or (c) to the knowledge of Borrowers, no union representation question existing with respect to the employees of any Borrower or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Borrower or its Subsidiaries. No Borrower nor any Subsidiary of any Borrower has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Borrower or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of any Borrower.

5.             AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until payment in full of the Obligations, the Borrowers shall and shall cause each of their Subsidiaries to comply with each of the following:

5.1.          Financial Statements, Reports, Certificates. Deliver to Administrative Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth below no later than the times specified therein:

(a)           If and when filed by Parent, (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, and (ii) any other filings made by Parent with the SEC.

(b)           Regardless of whether Parent files a Form 10-Q quarterly report with respect to any fiscal quarter, as soon as available, but in any event within 45 days (90 days in the case of a quarter that is the end of Borrowers’ fiscal year) after the end of each fiscal quarter during each of Borrowers’ fiscal years, an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity covering Borrowers’ and their Subsidiaries’ operations during such period and compared to the prior period and to the Projections for the current period, together with a corresponding discussion and analysis of results from management.

(c)           As soon as available, but in any event within 45 days (90 days in the case of a quarter that is the end of Borrowers’ fiscal year) after the end of each fiscal quarter during each of Borrowers’ fiscal years (or, if earlier, within two Business Days after the due date for Parent’s filing of its Form 10-Q quarterly report with respect to each fiscal quarter), a Compliance Certificate, which certificate shall include: (i) a calculation of the financial covenants set forth in Section 7 of this Agreement; (ii) a calculation of each School's ratio under the "90/10 Rule" calculated in accordance with the requirements set forth at 34 C.F.R. §§ 668.14(b)(16) and 668.28 for the most recently completed fiscal year or fiscal quarter, as applicable; (iii) a calculation of the composite score and each ratio comprising the composite score for each School (or Parent, as applicable), as such financial ratios are set forth in 34 C.F.R. Part 668, Subpart L for the most recently completed fiscal year; (iv) each School's Cohort Default Rate (as issued by the DOE in draft form or published by the DOE in final form, as the case may be) with respect to the most recent federal fiscal year for which such rates are available from the DOE; (v) the Gainful Employment Rates (as issued by the DOE in draft form or published by the DOE in final form, as the case may be) for each educational program at each School to the extent that such rates have been issued or published by the DOE for a particular program for the most recent year for which such rates are available from the DOE; (vi) if available, the Parent’s current projection of Gainful Employment Rates for each educational program at each School, to the extent that such rates are expected to be issued or published by the DOE for the program, for the next award year for which the DOE is expected to issue rates; (vii) if available, the Parent’s current projection of Cohort Default Rates for each School for the next federal fiscal year for which the DOE is expected to issue draft rates; and (viii) the graduation rates, completion rates, withdrawal rates, retention rates, placement rates, and licensure pass rates as filed with or calculated and delivered or publicly posted by any Educational Agency or Governmental Authority with respect to any School or educational program; provided, however, that in the case of the quarter which is the end of the Borrowers’ fiscal year, Borrowers shall also deliver drafts of the items described in the foregoing clauses (i)-(viii) within 45 days after the end of such fiscal quarter.

(d)           Regardless of whether Parent files a Form 10-K annual report with respect to any fiscal year, as soon as available, but in any event within 90 days after the end of each of Borrowers’ fiscal years (or, if earlier, within two Business Days after the due date for Parent’s filing of its Form 10-K annual report with respect to each fiscal year), consolidated financial statements of Borrowers and their Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Administrative Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7 of this Agreement), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity and, if prepared, such accountants’ management letter or internal control letter), together with unaudited balance sheets and statements of income on a consolidating basis.

(e)           As soon as available, but in any event within 90 days after the end of each of Borrowers’ fiscal years, a Compliance Certificate, which certificate shall include a calculation of the financial covenants set forth in Section 7 of this Agreement.

(f)           Prior to December 15 of each year, copies of Borrowers’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Administrative Agent for the forthcoming calendar year, month by month, certified by the chief financial officer of Parent as being such officer’s good faith estimate of the performance of Borrowers during the period covered thereby.

(g)           Within 30 days after the last day of each fiscal month, a report as to all of Borrowers’ Deposit Accounts and Securities Accounts, including details as to the amount of Unrestricted Cash as of the last day of such fiscal month and accompanied by supporting account statements, in form and detail reasonably acceptable to Administrative Agent.

(h)           Within 30 days after the last day of each fiscal quarter (and, if requested by Administrative Agent, each fiscal month), a detailed report of accounts receivable by student (including student loan (and installment contract) receivables) as of the last day of such period, in form and detail reasonably acceptable to Administrative Agent.

(i)            Within 30 days after the last day of each fiscal quarter, a report as to all of Borrowers’ Equipment (including additions and deletions thereto) as of the last day of such period, in form and detail acceptable to Administrative Agent.

(j)            Within 30 days after the last day of each fiscal month, a report as to (i) new Student Enrollments (starts) and total Student Enrollment during such month (to be prepared by School, segment and on a cumulative basis, and to include a comparison to new Student Enrollments (starts) and total Student Enrollment as contemplated for such month in Borrowers’ Projections), and (ii) revenues during such month and the twelve month period then ended (to be prepared by School, segment and on a cumulative basis, and to include a comparison to revenue as contemplated for such month and period in Borrowers’ Projections), in each case in form and detail reasonably acceptable to Administrative Agent.

(k)           Promptly, but in any event within 5 days after any Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice of such event or condition and a statement of the curative action that the Borrowers propose to take with respect thereto.

(l)           Upon the request of Administrative Agent, from time to time such other information as Administrative Agent may reasonably request with respect to Borrowers, their Subsidiaries, the Schools and the Collateral.

In addition, each Borrower agrees that no Subsidiary of a Borrower will have a fiscal year different from that of Parent. In addition, Borrowers agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP.

5.2.          Regulatory Updates. Provide Administrative Agent with the following at the times specified below:

(a)           Within 10 Business Days of submission to any Accrediting Body or Educational Agency, a copy of each School's annual report, including any financial reports submitted to such Accrediting Body or Educational Agency.

(b)           [RESERVED.]

(c)           Promptly, and in any event within 5 Business Days, after the occurrence thereof, notice of any Change of Control.

(d)           Within 10 Business Days after the deadline established by the DOE for the Gainful Employment Reporting Requirements, written notice regarding the Schools’ compliance with the Gainful Employment Reporting Requirements for the applicable year.

(e)           Within 30 days after the last day of each fiscal quarter, or such longer time as the Administrative Agent may agree in its sole discretion in writing from time to time, a copy of any new information posted to any School website during that fiscal quarter under the Gainful Employment Disclosure Requirements.

(f)            Within 10 Business Days after submission to the DOE, a copy of all certifications made under the Gainful Employment Certification Requirements.

(g)           Within 10 Business Days of receipt from the DOE, each School’s debt to earnings rates as calculated by the DOE under the Gainful Employment Rule (as issued by the DOE in draft form or published by the DOE in final form, as the case may be).

(h)           Promptly, and in any event within 10 Business Days, after knowledge thereof shall have come to the attention of any Borrower, any Subsidiary or any School, written notice of (i) any threatened or pending litigation, governmental proceeding or investigation or labor controversy against any Borrower or any Subsidiary or any School; (ii) the assertion of any claim by the DOE for recoupment pursuant to 34 C.F.R. § 685.206(c)(3); (iii) the assertion of any claims by more than 25 students in a single fiscal year that assert a defense to repayment of any Title IV loans that are explicitly based on the students’ rights under 34 C.F.R. § 685.206 and that, in the aggregate, have a loan value of more than $250,000; or (iv) any civil investigative demand, investigation or examination by a Governmental Authority, Educational Agency or Consumer Protection Agency.

(i)            Promptly, and in any event within 5 Business Days, after knowledge thereof shall have come to the attention of any Borrower, any Subsidiary or any School, written notice of the intent of any Educational Agency to limit, suspend, terminate, revoke, withdraw or not renew the Educational Approval of any Borrower or any Subsidiary or any School.

(j)            Promptly after any Borrower or any Subsidiary or School has received the same, and in no event later than 10 Business Days after obtaining knowledge thereof, a copy of each audit report or review report, including preliminary review reports, issued by any federal or state regulatory agency, including any Educational Agency, related to the books and records of any Borrower and/or its Subsidiaries or any School, or of any notice of noncompliance with any applicable Educational Law relating to any Borrower and/or its Subsidiaries or any of their respective businesses or any School.

(k)           Promptly, and in any event within 10 Business Days, after submission thereof to the DOE, copies of the annual Title IV compliance audit for each School and the Parent’s audited financial statements and any other financial statements submitted to the DOE, to the extent not already provided to Administrative Agent hereunder.

(l)            Promptly, and in any event within 10 Business Days, after receipt, each School’s Cohort Default Rate (as issued by the DOE in draft form or published by the DOE in final form, as the case may be).

(m)          Promptly after knowledge thereof shall have come to the attention of any Borrower or any Subsidiary or any School, and in no event later than 10 Business Days after obtaining knowledge thereof, whether based on the preparation of any report or other submission to be filed with any Educational Agency or Governmental Authority or information received from any Educational Agency, Governmental Authority or other source, notice of any anticipated or likely failure of any of the covenants identified in Section 5.8.

5.3.          Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of organization) and all rights and franchises, licenses and permits material to its business; provided, however, that no Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if the preservation thereof is no longer desirable in the conduct of the business of such Person and the loss thereof is not disadvantageous in any material respect to Borrowers, taken as a whole, or to any of the Lenders. Without limiting the generality of the foregoing and notwithstanding any limitation contained therein, each Borrower shall, and shall cause each School to, maintain in full force and effect (a) its status as an "eligible institution," as defined in 34 C.F.R. §§ 600.2 (and the other applicable sections incorporated therein by reference) and 600.5, (b) its eligibility to participate in all Title IV Programs in which and to the extent that it currently participates, (c) its Accreditations, and (d) its state authorizations to provide postsecondary education in all jurisdictions where it is required to maintain such authorizations.

5.4.          Maintenance of Properties. Maintain and preserve all of its assets that are necessary in the proper conduct of its business (including all Real Property Collateral and all Equipment) in good working order and condition, ordinary wear, tear, obsolescence and casualty excepted and Permitted Dispositions excepted, and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

5.5.          Taxes. Cause all assessments and taxes imposed, levied, or assessed against any Borrower or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. Each Borrower will, upon request, furnish Administrative Agent with proof reasonably satisfactory to Administrative Agent indicating that each Borrower and its Subsidiaries has paid all such assessments and taxes.

5.6.          Insurance. At Borrowers’ expense, maintain insurance respecting the Borrowers’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as may be reasonably required by Administrative Agent. Borrowers also shall maintain (with respect to each of the Borrowers and their Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, and fiduciary liability insurance, as well as insurance against larceny, embezzlement, criminal misappropriation, and flood insurance covering any Real Property which has improvements used in the commercial operations of any Borrower that are located in an area identified as having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968. All such policies of insurance shall be with responsible and reputable insurance companies reasonably acceptable to Administrative Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Administrative Agent. All certificates of general liability insurance are to be delivered to Administrative Agent, with additional insured endorsements in favor of Administrative Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Administrative Agent of the exercise of any right of cancellation. If any Borrower fails to maintain such insurance, Administrative Agent may arrange for such insurance, but at such Borrower’s expense and without any responsibility on Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

5.7.          Inspection. Permit Administrative Agent and each of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Administrative Agent may designate, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower, all at the expense of Borrowers; provided, however, that absent an Event of Default, Borrowers shall only be required to pay for one inspection per year.

5.8.          Compliance with Laws and Regulatory Requirements. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, Educational Agency or Consumer Protection Agency (including, without limitation, all Environmental Laws, Educational Laws and Consumer Protection Laws), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change or Material Adverse Regulatory Change. Without limiting the generality of the foregoing and notwithstanding any limitation contained therein, each Borrower will, and will cause each School to:

(a)           maintain all Educational Approvals and specialized accrediting agency approvals necessary for such School to conduct its operations and offer its educational programs or for graduates of such School to take the examinations necessary to qualify to work in the filed for which they were trained or to otherwise be licensed in such field, except where the failure to maintain such Educational Approvals or specialized accrediting agency approvals could not reasonably be expected to result in a Material Adverse Regulatory Change;

(b)           maintain compliance with all Consumer Protection Laws applicable to any Borrower, any Subsidiary or any School in connection with the advancing of student loans, except where the failure to maintain such Educational Approvals could not reasonably be expected to result in a Material Adverse Regulatory Change;

(c)           maintain compliance with all statutory and regulatory requirements for authorization to provide post-secondary education in the jurisdictions in which any School’s educational facilities are located or where it provides educational services via distance education, except where the failure to maintain such Educational Approvals could not reasonably be expected to result in a Material Adverse Regulatory Change;

(d)           maintain compliance with all applicable Educational Laws regarding a School’s completion, placement, withdrawal and retention rates, except where the failure to maintain such Educational Approvals could not reasonably be expected to result in a Material Adverse Regulatory Change;

(e)           maintain a composite score of 1.0 or more under the factors of financial responsibility set forth in 34 C.F.R. Part 668, Subpart L, and otherwise comply with (i) the "zone alternative" requirements set forth at 34 C.F.R. § 668.175(d) and (ii) any requirement to post a Title IV Letter of Credit pursuant to the "Alternative Standards and Requirements" codified at 34 C.F.R. § 668.175;

(f)           not allow its final and draft Cohort Default Rates for any two consecutive federal fiscal years to exceed 30%, as such rates are calculated pursuant to 34 C.F.R., Part 668, Subpart N, provided that one School may have Cohort Default Rates of 30% or more in two consecutive federal fiscal years without violating this covenant;

(g)           not allow its percentage of Title IV Program funding, as calculated under 34 C.F.R. §§ 668.14(b)(16) and 668.28 or any successor regulation, to exceed 90% for any fiscal year and exceed 90% under a separate calculation for the first 9 months of the following fiscal year, provided that any School that exceeds 90% in a single fiscal year shall provide the Administrative Agent with a complete and accurate internal calculation of its percentage for the first 9 months of the following fiscal year within 14 days after the close of such 9-month period;

(h)           maintain its status to receive Title IV Program funds on the advanced payment method or the heightened cash monitoring 1 payment method, except that the failure to maintain such status with respect to one or more Schools that, in the aggregate, received less than $5,000,000 in Title IV Program funds in the most recently completed fiscal year shall not constitute a violation of this covenant;

(i)            maintain material compliance with all Educational Laws, including (i) administrative capability requirements under 34 C.F.R. § 668.16, (ii) Program Participation Agreement requirements under 34 C.F.R. § 668.14, and (iii) eligible program requirements under 34 C.F.R. § 668.8; and

(j)            maintain material compliance with the applicable provisions of the Gainful Employment Rule.

5.9.          Environmental.

(a)           Keep each property either owned or operated by Borrowers or their Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)           Provide to Administrative Agent such documentation as Administrative Agent reasonably requests with respect to compliance with applicable Environmental Laws,

(c)           Promptly notify Administrative Agent of any release of which any Borrower has knowledge of a Hazardous Material in any material quantity from or onto property owned or operated by any Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d)           Promptly, but in any event within 5 Business Days of its receipt thereof, provide Administrative Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Borrower or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

5.10.        Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Administrative Agent if any written information, exhibit, or report furnished to Administrative Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11.        Formation of Subsidiaries. At the time that any Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Borrower shall (a) within 10 Business Days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) cause any such new Subsidiary to provide to the Administrative Agent a joinder to this Agreement and provide to the Tranche A Collateral Agent a joinder to the Tranche A Collateral Documents, together with such other security documents (including mortgages with respect to any owned Real Property), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Administrative Agent and the Tranche A Collateral Agent (including being sufficient to grant the Tranche A Collateral Agent a first priority Lien in and to the assets of such newly formed or acquired Subsidiary), (b) within 10 Business Days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) provide to the Tranche A Collateral Agent a pledge agreement (or an addendum to the Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to the Tranche A Collateral Agent, and (c) within 10 Business Days of such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion) provide to Administrative Agent and the Tranche A Collateral Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Administrative Agent and the Tranche A Collateral Agent, which in their opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance (with coverage amounts reasonably acceptable to Administrative Agent) or other documentation with respect to all owned Real Property). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document. Nothing contained in this Section 5.11 shall permit Borrowers to form or acquire any direct or indirect Subsidiary other than in accordance with Section 6.3.

5.12.        Further Assurances. At any time upon the reasonable request of Administrative Agent or the Tranche A Collateral Agent, execute or deliver to Administrative Agent or the Tranche A Collateral Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Administrative Agent or the Tranche A Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent and the Tranche A Collateral Agent, to create, perfect, and continue perfected or to better perfect the Tranche A Collateral Agent’s Liens in all of the assets of each Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of the Tranche A Collateral Agent in any Real Property acquired by any Borrower or its Subsidiaries after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if any Borrower refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, such Borrower hereby authorizes Administrative Agent and the Tranche A Collateral Agent to execute any such Additional Documents in the applicable Borrower’s or its Subsidiary’s name, as applicable, and authorizes Administrative Agent and the Tranche A Collateral Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Borrower shall take such actions as Administrative Agent and the Tranche A Collateral Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of Borrowers and their Subsidiaries and all of the outstanding Stock of the Subsidiaries of Parent.

5.13.        Lender Meetings. Within 90 days after the close of each fiscal year of Parent, at the request of Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the projections presented for the current fiscal year of Parent and its Subsidiaries.

5.14.        Material Contracts. Contemporaneously with the delivery of each Compliance Certificate pursuant to Section 5.1, provide Administrative Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate.

5.15.        Cash Collateral. Maintain the Cash Collateral in the Cash Collateral Account, subject to a Control Agreement, at all times (it being agreed that all interest that accrues from time to time on the Cash Collateral shall be property of Borrowers and constitute Cash Collateral). Notwithstanding the foregoing: (a) if (i) no Default or Event of Default shall then exist or would result therefrom, (ii) EBITDA for the four fiscal quarter period ended as of the last day of the most recent fiscal quarter for which Borrowers are then required to have delivered quarterly financial statements to Administrative Agent in accordance with Section 5.1 is at least $30,000,000, (iii) the outstanding principal balance of the Term Loans is less than 50% of the aggregate of the Real Property Minimum Sale Amount with respect to all Real Property Collateral then owned by Borrowers, and (iv) Borrowers provide the Administrative Agent a certification in form and detail reasonably acceptable to the Administrative Agent as to the satisfaction of the foregoing conditions, then Borrowers may request that the Administrative Agent arrange for the release of a to-be-determined percentage of the Cash Collateral, and the Administrative Agent may elect to approve or deny all or a portion of such request in its sole discretion (but no such approval may be made without the direction of all of the Tranche A Lenders and the consent of the Tranche B Collateral Agent); and (b) if (i) no Default or Event of Default shall then exist, and (ii) the amount of Cash Collateral exceeds the outstanding principal balance of the Tranche B Term Loan by more than $250,000, then Administrative Agent (at the direction of all of the Tranche A Lenders) shall have the right in its sole discretion, at the request of Borrowers, to require the Tranche B Collateral Agent and the Tranche A Collateral Agent to release such excess amount of the Cash Collateral, it being understood that the amount of Cash Collateral shall at all times exceed the outstanding principal amount of the Tranche B Term Loan by at least $250,000; and (c) if (i) no Default or Event of Default shall then exist, and (ii) the amount of Cash Collateral would exceed the outstanding principal balance of the Tranche B Term Loan by more than $250,000 after giving effect thereto, then, not more than once during each calendar quarter, Borrowers may request, by written notice to Administrative Agent and the Tranche B Collateral Agent, that the Tranche B Collateral Agent and the Tranche A Collateral Agent release to Borrowers (and the Tranche B Collateral Agent and the Tranche A Collateral Agent hereby agree to release) any or all interest in the Cash Collateral Account that has accrued and is then payable in accordance with the scheduled interest payment terms applicable to the Cash Collateral Account.

5.16.        School Closure and Capex Cash Collateral. Maintain the School Closure and Capex Cash Collateral in the School Closure and Capex Cash Collateral Account at Bank of America, N.A. or such other depository bank from time to time at the discretion of Borrowers and reasonably satisfactory to Administrative Agent subject to a Control Agreement, at all times (it being agreed that all interest accruing from time to time on the School Closure and Capex Cash Collateral shall be the property of Borrowers and constitute School Closure and Capex Cash Collateral). Notwithstanding the foregoing, Borrowers may request that the Tranche A Collateral Agent release School Closure and Capex Cash Collateral to Borrowers, and the Tranche A Collateral Agent shall release School Closure and Capex Cash Collateral to Borrowers, subject to the following terms and conditions: (a) Borrowers may not request, and the Tranche A Collateral Agent shall have no obligation to effect, the release of School Closure and Capex Cash Collateral on more than one occasion with respect to any fiscal quarter of Borrowers, such request to be made not more than 30 days (45 days in the case of a quarter that is the end of Borrowers’ fiscal year) after the end of each fiscal quarter; (b) Borrowers may not request, and the Tranche A Collateral Agent shall have no obligation to effect, the release of School Closure and Capex Cash Collateral if an Anticipated Default, Default or Event of Default shall then exist or would result therefrom; (c) the aggregate amount of School Closure and Capex Cash Collateral released to Borrowers with respect to any fiscal quarter shall not exceed the lesser of (i) the amount of immediately available funds in the School Closure and Capex Cash Collateral Account, and (ii) the sum of (A) the Designated School Release Amount for all Designated Schools that are closed by Borrowers during such fiscal quarter (provided, that, (1) the amount included in this clause (A) with respect to any Designated School shall not exceed the amount of Borrowers’ verified out-of-pocket costs with respect to the closure of such Designated School, and (2) no amount shall be included in this clause (A) with respect to any Designated School that is sold for Net Cash Proceeds equal to $0 or more), plus (B) the Excess Capex Amount with respect to such fiscal quarter, plus (C) the aggregate amount of interest in the School Closure and Capex Cash Collateral Account that has accrued and is then payable in accordance with the scheduled interest payment terms applicable to the School Closure and Capex Cash Collateral Account; and (d) Borrowers shall provide Administrative Agent and the Tranche A Collateral Agent, at least 10 days prior to the date of any proposed release of School Closure and Capex Cash Collateral, such verifications as Administrative Agent and the Tranche A Collateral Agent may reasonably request with respect to such closures of Designated Schools, such invoices and other information as Administrative Agent and the Tranche A Collateral may reasonably request with respect to such Excess Capex Amount, and a certification in form and detail reasonably acceptable to Administrative Agent and the Tranche A Collateral Agent as to the satisfaction of the foregoing conditions. Without limitation of the rights of Administrative Agent and the Tranche A Collateral Agent with respect to any Default or Event of Default, upon the occurrence and during the continuation of an Anticipated Default, the Tranche A Collateral Agent may, and, at the instruction of the Required Lenders, shall, apply any or all of the School Closure and Capex Cash Collateral to the Tranche A Obligations in accordance with Section 2.3(b)(iii)(B) as if an Application Event had then occurred.

6.             NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until payment in full of the Obligations, the Borrowers will not and will not permit any of their Subsidiaries to do any of the following:

6.1.          Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2.          Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3.          Restrictions on Fundamental Changes.

(a)           Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for any merger between Borrowers, provided that Parent must be the surviving entity of any such merger to which it is a party,

(b)           Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Borrowers with nominal assets and nominal liabilities, and (ii) the liquidation or dissolution of a Borrower (other than Parent) so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Borrower are transferred to another Borrower that is not liquidating or dissolving,

(c)           Suspend or go out of a substantial portion of the business of Borrowers, taken as a whole, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4,

(d)           Form or acquire any direct or indirect Subsidiary, except with the consent of Administrative Agent, or

(e)           Close any School other than Designated Schools.

6.4.          Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any Borrower’s or its Subsidiaries’ assets.

6.5.          Change Name. Change its or any of its Subsidiaries’ name, organizational identification number, state of organization or organizational identity; provided, however, that any Borrower or any of its Subsidiaries may change its name upon at least 10 days prior written notice to Administrative Agent of such change.

6.6.          Nature of Business. Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities.

6.7.          Prepayments and Amendments.

(a)           Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i)            optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower and its Subsidiaries, other than the Obligations in accordance with this Agreement and other Permitted Indebtedness, or

(ii)           make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions applicable thereto, or

(b)           Except as permitted pursuant to subsection (a) above, directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i)           any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, and (B) other Permitted Indebtedness except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Administrative Agent or any of the Lenders,

(ii)           any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Administrative Agent or any of the Lenders, or

(iii)           the Governing Documents of any Borrower or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Administrative Agent or any of the Lenders.

6.8.          Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9.          Restricted Payments. Make any Restricted Payment.

6.10.        Accounting Methods. Modify or change its fiscal year or its method of accounting (other than pursuant to an Accounting Change the details of which are disclosed to Administrative Agent in writing in the first set of financial statements delivered pursuant to Section 5.1 in which such change in method of accounting is effective).

6.11.        Investments; Controlled Investments.

(a)           Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

(b)           Other than (i) an aggregate amount of not more than $1,500,000 at any one time, (ii) amounts deposited into Deposit Accounts to serve as collateral for Indebtedness owed with respect to Permitted Letters of Credit, and (iii) amounts deposited into Deposit Accounts specifically and exclusively used for payroll, payroll taxes, other employee wage and benefit payments to or for Borrowers’ employees, or Title IV Program funds that constitute trust funds, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless the applicable Borrower and the applicable bank or securities intermediary have entered into Control Agreements with the Tranche A Collateral Agent governing such Permitted Investments in order to perfect (and further establish) the Tranche A Collateral Agent’s Liens in such Permitted Investments.

(c)           Without limitation of the provisions of Section 6.11(b), open or establish any new Deposit Account or Securities Account unless (i) Borrowers have provided Administrative Agent at least 5 Business Days notice thereof (including the name of the applicable bank or securities intermediary with which such Deposit Account or Securities Account is to be opened or established and the purpose of such Deposit Account or Securities Account), and (ii) the applicable Borrower and the applicable bank or securities intermediary have entered into a Control Agreement with the Tranche A Collateral Agent governing such Deposit Account or Securities Account in order to perfect (and further establish) the Tranche A Collateral Agent’s Liens in such Deposit Account or Securities Account (except to the extent such Control Agreement is not required under Section 6.11(b)).

6.12.        Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower or any of its Subsidiaries except for:

(a)           transactions (other than the payment of management, consulting, monitoring, or advisory fees) between any Borrower or its Subsidiaries, on the one hand, and any Affiliate of such Borrower or its Subsidiaries, on the other hand, so long as such transactions (i) are fully disclosed to Administrative Agent prior to the consummation thereof, and (ii) are no less favorable, taken as a whole, to such Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b)           so long as it has been approved by such Borrower’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or such Subsidiary,

(c)           so long as it has been approved by such Borrower’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Borrower and its Subsidiaries in the ordinary course of business and consistent with industry practice, including the issuance of Stock of Parent pursuant to the terms of employee equity incentive plans and other compensation arrangements (and cash payments and/or the forfeiture of shares of Stock in connection with the exercise of options and the vesting of Stock awards made pursuant to employee equity incentive plans and other compensation arrangements in order to satisfy related employee income tax obligations), and

(d)           transactions permitted by Section 6.3.

6.13.        Use of Proceeds. Use the proceeds of the Term Loans for any purpose other than (a) to repay outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility other than Indebtedness set forth on Schedule 4.17 with respect to letters of credit issued under the Existing Credit Facility, (b) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (c) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the Term Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve).

6.14.        Limitation on Issuance of Stock. Except for the issuance or sale of common stock or Permitted Preferred Stock by Parent, issue or sell or enter into any agreement or arrangement for the issuance and sale of any of its Stock.

6.15.        Collateral Access Agreements. Permit any Equipment, or books and records relating to Collateral, to be located at any real property leased by a Borrower or its Subsidiaries, or with any warehouseman, processor, consignee, or other Person, unless Borrowers have used all commercially reasonable efforts to obtain and maintain in full force and effect a Collateral Access Agreement with respect thereto.

7.           FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, until payment in full of the Obligations:

7.1.          Minimum Liquidity. Borrowers will maintain Unrestricted Cash as of each fiscal quarter end of not less than the applicable amount required below:

Fiscal Quarter End	Minimum Unrestricted Cash
September 30, 2015	$24,000,000
December 31, 2015	$27,000,000
March 31, 2016	$21,000,000
June 30, 2016	$17,000,000
September 30, 2016	$25,000,000
December 31, 2016	$32,000,000

; provided, that, (a) to the extent that, as of any fiscal quarter end, the Borrowers’ reimbursement obligations under Permitted Letters of Credit exceed the aggregate amount of Permitted Letters of Credit outstanding as of the Closing Date, the minimum Unrestricted Cash required as of such fiscal quarter end shall be reduced, on a dollar for dollar basis, by the lesser of the amount of such excess and $3,000,000, (b) in Administrative Agent’s sole discretion, Administrative Agent may consent to the reduction of the minimum Unrestricted Cash in amounts not to exceed verified out of pocket costs incurred by Borrowers after the Closing Date with respect to closures of Designated Schools, and (c) subject to Administrative Agent’s receipt of account statements or other supporting documentation reasonably acceptable to it, Borrowers shall be entitled to include in the calculation of Unrestricted Cash as of any fiscal quarter end the aggregate amount of Title IV Program trust funds that were transferred by Borrowers from the trust fund accounts containing such funds to a Deposit Account of Borrowers that exclusively contain Unrestricted Cash (and is subject to a Control Agreement) within two Business Days after such fiscal quarter end.

7.2.          Minimum EBITDA. Borrowers and their Subsidiaries will have EBITDA, measured as of the last day of each fiscal quarter for the four fiscal quarter period then ending, of not less than the applicable amount required below:

Fiscal Quarter Ending	Minimum EBITDA
September 30, 2015	$10,600,000
December 31, 2015	$7,000,000
March 31, 2016	$7,800,000
June 30, 2016	$8,600,000
September 30, 2016	$8,500,000
December 31, 2016	$8,400,000

7.3.          Maximum Capital Expenditures. Borrowers and their Subsidiaries will not make or incur Capital Expenditures (a) during the fiscal year ending December 31, 2015 or any portion thereof, in excess of the sum of $4,625,000 plus the Excess Capex Amount with respect to such fiscal year or then applicable portion thereof, or (b) during the fiscal year ending December 31, 2016 or any portion thereof, in excess of the sum of $5,250,000 plus the Excess Capex Amount with respect to such fiscal year or then applicable portion thereof.

7.4.          Minimum Fixed Charge Coverage Ratio. Borrowers and their Subsidiaries will maintain a Fixed Charge Coverage Ratio, measured as of the last day of each fiscal quarter for the applicable period set forth below, of not less than the applicable ratio required below:

Period	Minimum Fixed Charge Coverage Ratio
October 1, 2014 through and including September 30, 2015	2.00 to 1.0
January 1, 2015 through and including December 31, 2015	1.00 to 1.0
April 1, 2015 through and including March 31, 2016	1.00 to 1.0
July 1, 2015 through and including June 30, 2016	1.00 to 1.0
October 1, 2015 through and including September 30, 2016	1.00 to 1.0
January 1, 2016 through and including December 31, 2016	1.00 to 1.0

It is the intention of the parties hereto that the covenants set forth in Sections 7.1, 7.2, 7.3 and 7.4 will be re-set for each fiscal year ending after December 31, 2016 and will be negotiated by the parties in good faith based on Borrowers’ Projections for such fiscal year to be delivered by Borrowers under Section 5.1(f), but in any case at levels not less stringent than the applicable levels with respect to the fiscal quarter and fiscal year ending December 31, 2016. In the event Administrative Agent, the Required Lenders and Borrowers are not able to come to an agreement as to the levels for such covenants at least 30 days prior to the start of such fiscal year (as evidenced by an amendment to this Agreement executed by Administrative Agent, the Required Lenders and Borrowers), then such covenants shall remain at the applicable levels with respect to the fiscal quarter and fiscal year ending December 31, 2016.

8.             EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1.          Payment Default. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

8.2.          Covenant Default. If any Borrower or any of its Subsidiaries:

(a)           breaches or fails to perform or observe any covenant or other agreement contained in (i) Sections 5.1, 5.2, 5.3 (solely as to any failure to maintain and preserve and Borrower’s existence in its jurisdiction of organization in full force and effect),5.6, 5.7, 5.8, 5.11, 5.12, 5.15, 5.16 or 5.17 of this Agreement, (ii) Section 6 of this Agreement (or any sub-section thereof), (iii) Section 7 of this Agreement, (iv) the Security Agreement or the Cash Collateral Security Agreement, or (v) any Mortgage; or

(b)           breaches or fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 15 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Administrative Agent;

8.3.          Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $1,000,000 or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Borrower or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 45 consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4.          Voluntary Bankruptcy. If an Insolvency Proceeding is commenced by a Borrower or any of its Subsidiaries;

8.5.          Involuntary Bankruptcy. If an Insolvency Proceeding is commenced against a Borrower or any of its Subsidiaries and any of the following events occur: (a) such Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6.          Conduct of Business. If a Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from continuing to conduct all or any material part of the business affairs of Borrowers and their Subsidiaries, taken as a whole;

8.7.          Debt Default. If there is a default in one or more agreements to which a Borrower or any of its Subsidiaries is a party with one or more third Persons relative to a Borrower’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $500,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Borrower’s or its Subsidiary’s obligations thereunder;

8.8.          Representations and Warranties. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Administrative Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.9.          Liens. If any Mortgage, Security Agreement or other Loan Document that purports to create a Lien, shall, for any reason (other than as a result of the action or failure to act of a Collateral Agent), fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the applicable Collateral Agent’s Liens, first priority Lien on the Collateral covered thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

8.10.        Validity and Enforceability. The validity or enforceability of any Loan Document shall at any time for any reason (other than as a result of the action or failure to act on the part of any member of the Lender Group), be declared to be null and void, or a proceeding shall be commenced by a Borrower or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Borrower or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Borrower or its Subsidiaries shall deny that such Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.11.        ERISA Event. If an ERISA Event shall have occurred;

8.12.        Title IV Program Eligibility. The DOE shall have, pursuant to Subpart G of 34 C.F.R. Part 668, notified any Borrower, any Subsidiary or any School, as the case may be, of the intent to initiate an action to suspend, terminate or limit Title IV Program eligibility or funding for any Borrower, any Subsidiary or any School that, in the sole discretion of the Required Lenders, could reasonably be expected to result in a Material Adverse Change or Material Adverse Regulatory Change, and such suspension, termination or limitation shall not have been withdrawn or otherwise terminated within 75 days of such notification;

8.13.        DOE Emergency Action. The DOE shall have notified any Borrower, any Subsidiary or any School that the DOE intends to initiate an emergency action against a School pursuant to 34 C.F.R. § 668.83; or

8.14.        Educational Approvals and Significant Regulatory Events. Any of the following shall have occurred: (a) the issuance of a notice of intent by an Educational Agency to suspend, terminate, withdraw, limit or not renew an Educational Approval of a School that, in the sole discretion of the Required Lenders, could reasonably be expected to result in a Material Adverse Change or Material Adverse Regulatory Change, and such suspension, termination, withdrawal, limitation or decision not to renew shall not have been withdrawn or terminated within 75 days from such notification; or (b) any Significant Regulatory Event.

9.            RIGHTS AND REMEDIES.

9.1.          Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default:

(a)           Administrative Agent may, and, at the instruction of the Required Lenders, shall (by written notice to Administrative Borrower), declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower;

(b)           the Tranche A Collateral Agent may, and, at the instruction of the Required Lenders, shall, exercise any and all rights available to the Tranche A Collateral Agent under the Tranche A Collateral Documents;

(c)           the Tranche B Collateral Agent may, and, at the instruction of the Required Tranche B Lenders, shall, exercise any and all rights available to the Tranche B Collateral Agent under the Tranche B Collateral Documents; and

(d)           each Agent may exercise all other rights and remedies available to it under the Loan Documents or applicable law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by the Lender Group, the Obligations, inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Loan Documents, shall automatically and immediately become due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Borrower.

9.2.          Remedies Cumulative. The rights and remedies of each Agent and other member of the Lender Group under this Agreement, the other Loan Documents, all other agreements and applicable law shall be cumulative. Each Agent and other member of the Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by any Agent or any other member of the Lender Group of one right or remedy shall be deemed an election, and no waiver by any Agent or any other member of the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by any Agent or any other member of the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.           WAIVERS; INDEMNIFICATION.

10.1.        Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.

10.2.        The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that, subject to and except as expressly set forth in the Collateral Documents: (a) no member of the Lender Group shall in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3.        Indemnification. Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders, (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to disputes among Indemnified Persons, including among Lenders and their Affiliates, to the extent relating to any action or omission of a Borrower, and in addition to Administrative Agent (but not the Lenders) relative to disputes between or among Administrative Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.           NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrowers or Administrative Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrowers:
Lincoln Educational Services Corporation
200 Executive Drive – Suite 340
West Orange, New Jersey 07052
Attn: Scott M. Shaw, Chief Executive Officer
Email: sshaw@lincolntech.edu

and

Attn.: Kenneth M. Swisstack, General Counsel
Email: kswisstack@lincolntech.edu
Fax No. (973) 766-9886

with copies to:	McCarter & English, LLP 100 Mulberry Street Four Gateway Center Newark, New Jersey 07102-4096 Attn: Michele Vaillant, Esq. Email: mvaillant@mccarter.com Fax No. (973) 624-7070

If to Administrative Agent or the Tranche A Collateral Agent:	HPF Service, LLC 14785 Preston Road, Suite 575 Dallas, TX 75254 Attn: Jonathan Goodman Email: jgoodman@hudsonpf.com Fax No. (972) 702-6171 with copies to:
Greenberg Traurig, LLP
3333 Piedmont Road, Suite 2500
Terminus 200 Building
Atlanta, Georgia 30305
Attn: Michael Leveille, Esq.
Email: leveillem@gtlaw.com
Fax No.: (404) 678-7315

Virgo Service Company, LLC
555 Twin Dolphin Drive, Suite 615
Redwood Shores, CA 94065
Attn: Bob Racusin
Email: bob@virgo-llc.com
Fax No.: (646) 619-4035

If to the Tranche B Collateral Agent:	AloStar Bank of Commerce 3630 Peachtree Road NE, Suite 1050 Atlanta, GA 30326 Attn: Brian Long Fax No. (404) 365-7112

with copies to:	King & Spalding LLP 1180 Peachtree Street Atlanta, GA 30309 Attn: Chris Molen, Esq. Email: cmolen@kslaw.com Fax No.: (404) 572-5100

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 11 shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)           THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE APPLICABLE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)           EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

13.           ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1.        Assignments and Participations.

(a)           At no cost or expense to any Borrower, any Lender may assign and delegate to one or more commercial banks, financial institutions, or other Persons (each, an “Assignee”, provided that no Borrower or Affiliate of a Borrower shall be permitted to become an Assignee), all or any portion of the Obligations, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Administrative Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender, (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender, to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000, or (z) an assignment by any Lender of the entire principal balance of the Obligations owing to it); provided, however, that (i) Borrowers and Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Administrative Agent by such Lender and the Assignee, (B) such Lender and its Assignee have delivered to Administrative Borrower and Administrative Agent an Assignment and Acceptance and Administrative Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (C) unless waived by Administrative Agent, the assigning Lender or Assignee has paid to Administrative Agent for Administrative Agent’s separate account a processing fee in the amount of $3,500, and (ii) no Tranche B Lender may assign the Tranche B Obligations owing to it without the prior consent of Administrative Agent. Borrowers shall, at no cost or expense to any Borrower, execute and deliver (to Administrative Agent) new or replacement Tranche A Notes, as applicable, in connection with any Tranche A Lender’s assignment of all or any portion of the Tranche A Obligations owing to such Tranche A Lender.

(b)           From and after the date that Administrative Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and, unless waived by Administrative Agent, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.8(a).

(c)           By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes Administrative Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)           Immediately upon Administrative Agent’s receipt of the required processing fee, unless waived by Administrative Agent, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the amount of the Term Loans held by each Lender arising therefrom. The amount of the Term Loans allocated to each Assignee shall reduce the amount of the Term Loans of the assigning Lender pro tanto.

(e)           At no cost or expense to any Borrower, any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that: (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged; (ii) the Originating Lender shall remain solely responsible for the performance of such obligations; (iii) Borrowers, Administrative Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents; (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender; (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; and (vi) no Tranche B Lender may sell participation interests in the Tranche B Obligations owing to it without the prior consent of Administrative Agent. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Administrative Agent, Borrowers, payments by Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)           In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.8(a), disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.

(g)           Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of (i) any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law, or (ii) with the prior written consent of Administrative Agent, one or more commercial banks, financial institutions, or other Persons as security for any financing or other credit accommodations provided to such Lender by any such commercial bank, financial institution, or other Person, and any such commercial bank, financial institution, or other Person may enforce such pledge or security interest in any manner permitted under applicable law.

(h)           Administrative Agent (as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the loans hereunder (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of its Pro Rata Share of the Term Loans to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s), all at no cost or expense to any Borrower. Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Pro Rata Share of the Term Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.

(i)            In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(j)            Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register in the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.

13.2.        Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14.           AMENDMENTS; WAIVERS.

14.1.        Amendments and Waivers.

(a)           No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and the Borrowers that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that:

(i)           no such waiver, amendment or consent shall (A) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts with respect to the Tranche A Term Loan, unless in writing and signed by all of the Tranche A Lenders directly affected thereby (and the Borrowers), or (B) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts with respect to the Tranche B Term Loan, unless in writing and signed by all of the Tranche B Lenders directly affected thereby (and the Borrowers);

(ii)           no such waiver, amendment or consent shall (A) reduce the principal of, or the rate of interest on, the Tranche A Term Loan, or reduce any fees or other amounts payable hereunder or under any other Loan Document with respect to the Tranche A Term Loan (except in connection with the waiver of applicability of Section 2.4(b) or (e) with respect thereto (which waiver shall be effective with the written consent of the Required Lenders)), unless in writing and signed by all of the Tranche A Lenders directly affected thereby (and the Borrowers), or (B) reduce the principal of, or the rate of interest on, the Tranche B Term Loan, or reduce any fees or other amounts payable hereunder or under any other Loan Document with respect to the Tranche B Term Loan (except in connection with the waiver of applicability of Section 2.4(b) or (e) with respect thereto (which waiver shall be effective with the written consent of the Required Tranche B Lenders)), unless in writing and signed by all of the Tranche B Lenders directly affected thereby (and the Borrowers),

(iii)           no such waiver, amendment or consent shall (A) amend, modify or eliminate this Section 14.1 or any provision of this Agreement providing for consent or other action by all Lenders, unless in writing and signed by all of the Lenders directly affected thereby (and the Borrowers), (B) amend, modify or eliminate any provision of this Agreement providing for consent or other action by all Tranche A Lenders, unless in writing and signed by all of the Tranche A Lenders directly affected thereby (and the Borrowers), or (C) amend, modify or eliminate any provision of this Agreement providing for consent or other action by all Tranche B Lenders, unless in writing and signed by all of the Tranche B Lenders directly affected thereby (and the Borrowers),

(iv)           no such waiver, amendment or consent shall (A) amend, modify, or eliminate Section 15.11(a), unless in writing and signed by all of the Tranche A Lenders directly affected thereby, or (B) amend, modify, or eliminate Section 15.11(c), unless in writing and signed by all of the Tranche B Lenders directly affected thereby,

(v)           no such waiver, amendment or consent shall (A) other than as permitted by Section 15.11(a), release or contractually subordinate the Tranche A Collateral Agent’s Lien in and to any of the Tranche A Collateral, unless in writing and signed by all of the Tranche A Lenders directly affected thereby, or (B) other than as permitted by Section 15.11(c), release or contractually subordinate the Tranche B Collateral Agent’s Lien in and to any of the Tranche B Collateral, unless in writing and signed by all of the Tranche B Lenders directly affected thereby,

(vi)          no such waiver, amendment or consent shall (A) amend, modify, or eliminate the definition of “Pro Rata Share”, unless in writing and signed by all of the Lenders directly affected thereby, (B) amend, modify, or eliminate the definition of “Required Lenders”, unless in writing and signed by all of the Tranche A Lenders directly affected thereby, or (C) amend, modify, or eliminate the definition of “Required Tranche B Lenders”, unless in writing and signed by all of the Tranche B Lenders directly affected thereby,

(vii)         no such waiver, amendment or consent shall, other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, (A) release any Borrower from any obligation for the payment of money with respect to the Tranche A Term Loan, unless in writing and signed by all of the Tranche A Lenders directly affected thereby, (B) release any Borrower from any obligation for the payment of money with respect to the Tranche B Term Loan, unless in writing and signed by all of the Tranche B Lenders directly affected thereby, or (C) consent to the assignment or transfer by any Borrower of any of its rights or duties under this Agreement or the other Loan Documents, unless in writing and signed by all of the Lenders directly affected thereby,

(viii)        no such waiver, amendment or consent shall amend, modify, or eliminate any of the provisions of Section 2.3(b)(i), (ii), (iii) or (iv), unless in writing and signed by all of the Lenders directly affected thereby,

(ix)           no such waiver, amendment or consent shall amend, modify, or eliminate any of the provisions of Section 5.15, unless in writing and signed by all of the Lenders directly affected thereby, and

(x)           no such waiver, amendment or consent shall amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Borrower or an Affiliate of a Borrower to become an Assignee, unless in writing and signed by all of the Lenders directly affected thereby.

(b)           Notwithstanding anything to the contrary set forth in Section 14.1(a), Administrative Agent shall have the right to apply payments and prepayments between the Tranche A Term Loan and the Tranche B Term Loan in accordance with the provisions of Sections 2.2(b) and 2.3(e) (subject to any consent or approval of the Required Lenders required under such Sections).

(c)           No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of Section 15 pertaining to Administrative Agent, or any other rights or duties of Administrative Agent under this Agreement or the other Loan Documents, without the written consent of Administrative Agent, Borrowers, and the Required Lenders.

(d)           No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of Section 15 pertaining to the Tranche A Collateral Agent, or any other rights or duties of the Tranche A Collateral Agent under this Agreement or the other Loan Documents, without the written consent of the Tranche A Collateral Agent, Borrowers, and the Required Lenders.

(e)           No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of Section 15 pertaining to the Tranche B Collateral Agent, or any other rights or duties of the Tranche B Collateral Agent under this Agreement or the other Loan Documents, without the written consent of the Tranche B Collateral Agent, Borrowers, and the Required Tranche B Lenders.

(f)            Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of any Borrower.

14.2.        Replacement of Certain Lenders.

(a)           If (i) any action to be taken by the Lender Group or Administrative Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Administrative Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”), at no cost or expense to any Borrower, with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)           Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including all interest, fees and other amounts that may be due in payable in respect thereof), which Assignment and Acceptance shall include the Holdout Lender’s or Tax Lender’s waiver and release of all claims, demands, suits and actions against each Agent and each other Lender in connection with or as a result of or related to this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby. If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Administrative Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Administrative Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.

14.3.        No Waivers; Cumulative Remedies. No failure by any Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by any Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Agent or any Lender on any occasion shall affect or diminish each Agent’s and each Lender’s rights thereafter to require strict performance by each Borrower of any provision of this Agreement and the other Loan Documents. Each Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that any Agent or any Lender may have.

15.           AGENTS; THE LENDER GROUP.

15.1.        Appointment and Authorization of Agents.

(a)           Each Lender hereby designates and appoints HPF as its agent under this Agreement and the other Loan Documents, as Administrative Agent, and each Lender hereby irrevocably authorizes Administrative Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Administrative Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15. Except as expressly otherwise provided in this Agreement, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Administrative Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent, the Lenders agree that Administrative Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, and related matters, (b) execute or file any and all notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) exclusively receive, apply, and distribute payments by Borrowers and their Subsidiaries as provided in the Loan Documents, (d) open and maintain such bank accounts and cash management arrangements as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents, (e) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers or their Subsidiaries, the Obligations, or otherwise related to any of same as provided in the Loan Documents, and (f) incur and pay such Lender Group Expenses as Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

(b)           Each Tranche A Lender hereby designates and appoints HPF as its agent under this Agreement and the other Loan Documents, as the Tranche A Collateral Agent, and each Tranche A Lender hereby irrevocably authorizes the Tranche A Collateral Agent to execute and deliver each of the other Tranche A Collateral Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Tranche A Collateral Document and to exercise such powers and perform such duties as are expressly delegated to the Tranche A Collateral Agent by the terms of this Agreement or any other Tranche A Collateral Document, together with such powers as are reasonably incidental thereto. The Tranche A Collateral Agent agrees to act as agent for and on behalf of the Tranche A Lenders on the conditions contained in this Section 15. Each Tranche A Lender hereby further authorizes the Tranche A Collateral Agent to act as the secured party under each of the Tranche A Collateral Documents that creates a Lien on any item of Tranche A Collateral. Except as expressly otherwise provided in this Agreement, the Tranche A Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Tranche A Collateral Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Tranche A Collateral Documents. Without limiting the generality of the foregoing, or of any other provision of the Tranche A Collateral Documents that provides rights or powers to the Tranche A Collateral Agent, the Tranche A Lenders agree that the Tranche A Collateral Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Tranche A Obligations, the Tranche A Collateral, payments by Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Tranche A Collateral Documents, (c) receive and distribute proceeds of Tranche A Collateral as provided in the Tranche A Collateral Documents, (d) open and maintain such bank accounts and cash management arrangements as the Tranche A Collateral Agent deems necessary and appropriate in accordance with the Tranche A Collateral Documents for the foregoing purposes with respect to the Tranche A Collateral, (e) perform, exercise, and enforce any and all other rights and remedies with respect to the Tranche A Collateral, or otherwise related to any of same as provided in the Tranche A Collateral Documents, and (f) incur and pay such Lender Group Expenses as the Tranche A Collateral Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Tranche A Collateral Documents.

(c)           Each Tranche B Lender hereby designates and appoints AloStar Bank of Commerce as its agent under this Agreement and the other Loan Documents, as the Tranche B Collateral Agent, and each Tranche B Lender hereby irrevocably authorizes the Tranche B Collateral Agent to execute and deliver each of the other Tranche B Collateral Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Tranche B Collateral Document and to exercise such powers and perform such duties as are expressly delegated to the Tranche B Collateral Agent by the terms of this Agreement or any other Tranche B Collateral Document, together with such powers as are reasonably incidental thereto. The Tranche B Collateral Agent agrees to act as agent for and on behalf of the Tranche B Lenders on the conditions contained in this Section 15. Each Tranche B Lender hereby further authorizes the Tranche B Collateral Agent to act as the secured party under each of the Tranche B Collateral Documents that create a Lien on any item of Tranche B Collateral. Except as expressly otherwise provided in this Agreement, the Tranche B Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that the Tranche B Collateral Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Tranche B Collateral Documents. Without limiting the generality of the foregoing, or of any other provision of the Tranche B Collateral Documents that provides rights or powers to the Tranche B Collateral Agent, the Tranche B Lenders agree that the Tranche B Collateral Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Tranche B Obligations, the Tranche B Collateral, payments by Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Tranche B Collateral Documents, (c) receive and distribute proceeds of Tranche B Collateral as provided in the Tranche B Collateral Documents, (d) open and maintain such bank accounts and cash management arrangements as the Tranche B Collateral Agent deems necessary and appropriate in accordance with the Tranche B Collateral Documents for the foregoing purposes with respect to the Tranche B Collateral, (e) perform, exercise, and enforce any and all other rights and remedies with respect to the Tranche B Collateral, or otherwise related to any of same as provided in the Tranche B Collateral Documents, and (f) incur and pay such Lender Group Expenses as the Tranche B Collateral Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Tranche B Collateral Documents.

(d)           Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, no Agent shall any have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.

15.2.        Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3.        Liability of Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or its Subsidiaries.

15.4.        Reliance by Agents.

(a)           Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by such Agent.

(b)           Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Administrative Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Administrative Agent shall act, or refrain from acting, as it deems advisable. If Administrative Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(c)           The Tranche A Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Tranche A Collateral Document unless the Tranche A Collateral Agent shall first receive such advice or concurrence of the Tranche A Lenders as it deems appropriate and until such instructions are received, the Tranche A Collateral Agent shall act, or refrain from acting, as it deems advisable. If the Tranche A Collateral Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Tranche A Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Tranche A Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Tranche A Collateral Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Tranche A Lenders.

15.5.        Notice of Default or Event of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Administrative Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, (a) Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable; (b) the Tranche A Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Tranche A Collateral Agent has received any such request, the Tranche A Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable; and (c) the Tranche B Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Tranche B Lenders in accordance with Section 9; provided, however, that unless and until the Tranche B Collateral Agent has received any such request, the Tranche B Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6.        Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by a particular Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that no Agent has any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into such Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.7.        Costs and Expenses; Indemnification.

(a)           Administrative Agent may incur and pay Lender Group Expenses to the extent Administrative Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, and costs of collection by outside collection agencies, whether or not Borrowers are obligated to reimburse Administrative Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Administrative Agent is authorized and directed to deduct and retain sufficient amounts from funds received by Administrative Agent hereunder and under the other Loan Documents to reimburse Administrative Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Administrative Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Administrative Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 15.7(a) shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

(b)           The Tranche A Collateral Agent may incur and pay Lender Group Expenses to the extent the Tranche A Collateral Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Tranche A Collateral Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, and costs of collection by outside collection agencies, whether or not Borrowers are obligated to reimburse the Tranche A Collateral Agent or Tranche A Lenders for such expenses pursuant to this Agreement or otherwise. The Tranche A Collateral Agent is authorized and directed to deduct and retain sufficient amounts from funds received by the Tranche A Collateral Agent hereunder and under the Tranche A Collateral Documents to reimburse the Tranche A Collateral Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Tranche A Lenders. In the event the Tranche A Collateral Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Tranche A Lender hereby agrees that it is and shall be obligated to pay to the Tranche A Collateral Agent such Tranche A Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Tranche A Lenders, on a ratable basis, shall indemnify and defend the Tranche A Collateral Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, however, that no Tranche A Lender shall be liable for the payment to any Tranche A Collateral Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Tranche A Lender shall reimburse the Tranche A Collateral Agent upon demand for such Tranche A Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by the Tranche A Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Tranche A Collateral Document to the extent that the Tranche A Collateral Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 15.7(b) shall survive the payment of all Obligations hereunder and the resignation or replacement of the Tranche A Collateral Agent.

(c)           The Tranche B Collateral Agent may incur and pay Lender Group Expenses to the extent the Tranche B Collateral Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Tranche B Collateral Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, and costs of collection by outside collection agencies, whether or not Borrowers are obligated to reimburse the Tranche B Collateral Agent or Tranche B Lenders for such expenses pursuant to this Agreement or otherwise. The Tranche B Collateral Agent is authorized and directed to deduct and retain sufficient amounts from funds received by the Tranche B Collateral Agent hereunder and under the Tranche B Collateral Documents to reimburse the Tranche B Collateral Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Tranche B Lenders. In the event the Tranche B Collateral Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Tranche B Lender hereby agrees that it is and shall be obligated to pay to the Tranche B Collateral Agent such Tranche B Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Tranche B Lenders, on a ratable basis, shall indemnify and defend the Tranche B Collateral Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, however, that no Tranche B Lender shall be liable for the payment to any Tranche B Collateral Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Tranche B Lender shall reimburse the Tranche B Collateral Agent upon demand for such Tranche B Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by the Tranche B Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Tranche B Collateral Document to the extent that the Tranche B Collateral Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 15.7(c) shall survive the payment of all Obligations hereunder and the resignation or replacement of the Tranche B Collateral Agent.

(d)           In the event that (i) any Tranche A Lender fails to make payment to Administrative Agent or the Tranche A Collateral Agent when due of any amount payable by such Tranche A Lender to Administrative Agent or the Tranche A Collateral Agent, whether under this Section 15.7 or any other provision of this Agreement, then Administrative Agent or the Tranche A Collateral Agent, as applicable, shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the interest rate then applicable to the Tranche A Term Loan under Section 2.4(a), or (ii) any Tranche B Lender fails to make payment to Administrative Agent or the Tranche B Collateral Agent when due of any amount payable by such Tranche B Lender to Administrative Agent or the Tranche B Collateral Agent, whether under this Section 15.7 or any other provision of this Agreement, then Administrative Agent or the Tranche B Collateral Agent, as applicable, shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the interest rate then applicable to the Tranche B Term Loan under Section 2.4(a).

15.8.        Agent in Individual Capacity. Each Person acting as an Agent hereunder, and its Affiliates, may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Document as though such Person were not an Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Person or its Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders. and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Agent will use its reasonable efforts to obtain), such Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include each Person acting as an Agent hereunder in its individual capacity.

15.9.        Successor Agents.

(a)           Administrative Agent may resign as Administrative Agent upon 30 days prior written notice to the Lenders and Administrative Borrower (unless such notice is waived by the Required Lenders). If Administrative Agent resigns under this Agreement, the Required Lenders shall be entitled to appoint a successor Administrative Agent for the Lenders. If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may, after consulting with the Lenders, appoint a successor Administrative Agent. If Administrative Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Administrative Agent with a successor Administrative Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent and the retiring Administrative Agent’s appointment, powers, and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

(b)           The Tranche A Collateral Agent may resign as the Tranche A Collateral Agent upon 30 days prior written notice to the Tranche A Lenders and Administrative Borrower (unless such notice is waived by the Required Lenders). If the Tranche A Collateral Agent resigns under this Agreement, the Required Lenders shall be entitled to appoint a successor Tranche A Collateral Agent for the Tranche A Lenders. If no successor Tranche A Collateral Agent is appointed prior to the effective date of the resignation of the Tranche A Collateral Agent, the Tranche A Collateral Agent may, after consulting with the Tranche A Lenders, appoint a successor Tranche A Collateral Agent. If the Tranche A Collateral Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace the Tranche A Collateral Agent with a successor Tranche A Collateral Agent from among the Tranche A Lenders. In any such event, upon the acceptance of its appointment as successor the Tranche A Collateral Agent hereunder, such successor Tranche A Collateral Agent shall succeed to all the rights, powers, and duties of the retiring Tranche A Collateral Agent and the term “Tranche A Collateral Agent” shall mean such successor Tranche A Collateral Agent and the retiring Tranche A Collateral Agent’s appointment, powers, and duties as the Tranche A Collateral Agent shall be terminated. After any retiring Tranche A Collateral Agent’s resignation hereunder as the Tranche A Collateral Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Tranche A Collateral Agent under this Agreement. If no successor Tranche A Collateral Agent has accepted appointment as the Tranche A Collateral Agent by the date which is 30 days following a retiring Tranche A Collateral Agent’s notice of resignation, the retiring Tranche A Collateral Agent’s resignation shall nevertheless thereupon become effective and the Tranche A Lenders shall perform all of the duties of the Tranche A Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor Tranche A Collateral Agent as provided for above.

(c)           The Tranche B Collateral Agent may resign as the Tranche B Collateral Agent upon 30 days prior written notice to the Tranche B Lenders and Administrative Borrower (unless such notice is waived by the Required Tranche B Lenders). If the Tranche B Collateral Agent resigns under this Agreement, the Required Tranche B Lenders shall be entitled to appoint a successor Tranche B Collateral Agent for the Tranche B Lenders. If no successor Tranche B Collateral Agent is appointed prior to the effective date of the resignation of the Tranche B Collateral Agent, the Tranche B Collateral Agent may, after consulting with the Tranche B Lenders, appoint a successor Tranche B Collateral Agent. If the Tranche B Collateral Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Tranche B Lenders may agree in writing to remove and replace the Tranche B Collateral Agent with a successor Tranche B Collateral Agent from among the Tranche B Lenders. In any such event, upon the acceptance of its appointment as successor the Tranche B Collateral Agent hereunder, such successor Tranche B Collateral Agent shall succeed to all the rights, powers, and duties of the retiring Tranche B Collateral Agent and the term “Tranche B Collateral Agent” shall mean such successor Tranche B Collateral Agent and the retiring Tranche B Collateral Agent’s appointment, powers, and duties as the Tranche B Collateral Agent shall be terminated. After any retiring Tranche B Collateral Agent’s resignation hereunder as the Tranche B Collateral Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Tranche B Collateral Agent under this Agreement. If no successor Tranche B Collateral Agent has accepted appointment as the Tranche B Collateral Agent by the date which is 30 days following a retiring Tranche B Collateral Agent’s notice of resignation, the retiring Tranche B Collateral Agent’s resignation shall nevertheless thereupon become effective and the Tranche B Lenders shall perform all of the duties of the Tranche B Collateral Agent hereunder until such time, if any, as the Required Tranche B Lenders appoint a successor Tranche B Collateral Agent as provided for above.

15.10.      Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11.      Collateral Matters.

(a)           The Tranche A Lenders hereby irrevocably authorize the Tranche A Collateral Agent to release any Lien on any Tranche A Collateral (i) upon the payment and satisfaction in full by Borrowers of all of the Tranche A Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to the Tranche A Collateral Agent that the sale or disposition is permitted under Section 6.4 (and the Tranche A Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting Cash Collateral if Borrowers certify to the Tranche A Collateral Agent that the release of such Cash Collateral is permitted under Section 5.15 (and the Tranche A Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iv) constituting School Closure and Capex Cash Collateral if Borrowers certify to the Tranche A Collateral Agent that the release of such School Closure and Capex Cash Collateral is permitted under Section 5.16 (and the Tranche A Collateral Agent may rely conclusively on any such certificate, without further inquiry), (v) constituting property in which no Borrower and no Subsidiary of Borrowers owned any interest at the time the Tranche A Collateral Agent’s Lien was granted nor at any time thereafter, or (vi) constituting property leased to any Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. The Borrowers and the Tranche A Lenders hereby irrevocably authorize the Tranche A Collateral Agent, based upon the instruction of the Required Lenders, to (a) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Tranche A Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Tranche A Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Tranche A Collateral at any other sale or foreclosure conducted by the Tranche A Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, the Tranche A Obligations owed to the Tranche A Lenders shall be credit bid on a ratable basis (with Tranche A Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Tranche A Collateral Agent to credit bid or purchase at such sale or other disposition of the Tranche A Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Tranche A Collateral Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Tranche A Lenders shall be entitled to receive interests (ratably based upon the proportion of their Tranche A Obligations credit bid in relation to the aggregate amount of Tranche A Obligations so credit bid) in the asset or assets so purchased (or in the Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above, the Tranche A Collateral Agent will not execute and deliver a release of any Lien on any Tranche A Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Tranche A Collateral, all of the Tranche A Lenders, or (z) otherwise, the Required Lenders. Upon request by the Tranche A Collateral Agent or any Borrower at any time, the Tranche A Lenders will confirm in writing the Tranche A Collateral Agent’s authority to release any such Liens on particular types or items of Tranche A Collateral pursuant to this Section 15.11; provided, however, that (1) the Tranche A Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Tranche A Collateral Agent’s opinion, would expose the Tranche A Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Tranche A Obligations or any Liens (other than those expressly being released) upon (or obligations of any Borrower in respect of) all interests retained by any Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Tranche A Collateral. Each Tranche A Lender authorizes the Tranche A Collateral Agent to enter into such subordination and other agreements as the Tranche A Collateral Agent deems appropriate, or as the Tranche B Collateral Agent may reasonably request, in order to evidence the priority of the Tranche B Collateral Agent’ s Lien in the Tranche B Collateral to the Tranche A Collateral Agent’s Lien therein, and each of the Tranche A Lenders agrees that it will be bound by all such agreements of the Tranche A Collateral Agent.

(b)           The Tranche A Collateral Agent shall have no obligation whatsoever to any of the Tranche A Lenders to assure that the Tranche A Collateral exists or is owned by a Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Tranche A Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Tranche A Collateral Agent pursuant to any of the Tranche A Collateral Documents, it being understood and agreed that in respect of the Tranche A Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Tranche A Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Tranche A Collateral Agent’s own interest in the Tranche A Collateral in its capacity as one of the Tranche A Lenders and that the Tranche A Collateral Agent shall have no other duty or liability whatsoever to any Tranche A Lender as to any of the foregoing, except as otherwise provided herein.

(c)           The Tranche B Lenders hereby irrevocably authorize the Tranche B Collateral Agent to release any Lien on any Tranche B Collateral (i) upon the payment and satisfaction in full by Borrowers of all of the Tranche B Obligations, and (ii) constituting Cash Collateral if Borrowers certify to the Tranche B Collateral Agent that the release of such Cash Collateral is permitted under Section 5.15 (and the Tranche B Collateral Agent may rely conclusively on any such certificate, without further inquiry). Except as provided above, the Tranche B Collateral Agent will not execute and deliver a release of any Lien on any Tranche B Collateral without the prior written authorization of all of the Tranche B Lenders. Each Tranche B Lender authorizes the Tranche B Collateral Agent to enter into such subordination and other agreements as the Tranche B Collateral Agent deems appropriate in order to evidence the priority of the Tranche B Collateral Agent’ s Lien in the Tranche B Collateral to the Tranche A Collateral Agent’s Lien therein, and each of the Tranche B Lenders agrees that it will be bound by all such agreements of the Tranche B Collateral Agent.

(d)           The Tranche B Collateral Agent shall have no obligation whatsoever to any of the Tranche B Lenders to assure that the Tranche B Collateral exists or is owned by a Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Tranche B Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Tranche B Collateral Agent pursuant to any of the Tranche B Collateral Documents, it being understood and agreed that in respect of the Tranche B Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Tranche B Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Tranche B Collateral Agent’s own interest in the Tranche B Collateral in its capacity as one of the Tranche B Lenders and that the Tranche B Collateral Agent shall have no other duty or liability whatsoever to any Tranche B Lender as to any of the foregoing, except as otherwise provided herein.

(e)           Each of the Tranche B Lenders and the Tranche B Collateral Agent acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Tranche B Collateral Agent’s Liens are and shall be limited exclusively to the Tranche B Collateral and that neither the Tranche B Collateral Agent nor any Tranche B Lender has a Lien in any Collateral other than the Tranche B Collateral.

15.12.      Restrictions on Actions by Lenders; Sharing of Payments.

(a)           Each of the Tranche A Lenders agrees that it shall not, without the express written consent of the Tranche A Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Tranche A Collateral Agent, set off against the Tranche A Obligations, any amounts owing by such Tranche A Lender to any Borrower or its Subsidiaries or any deposit accounts of any Borrower or its Subsidiaries now or hereafter maintained with such Tranche A Lender. Each of the Tranche A Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Tranche A Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Tranche A Collateral.

(b)           If, at any time or times any Tranche A Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Tranche A Collateral or any payments with respect to the Tranche A Obligations, except for any such proceeds or payments received by such Tranche A Lender from Administrative Agent or the Tranche A Collateral Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent or the Tranche A Collateral Agent in excess of such Tranche A Lender’s Pro Rata Share of all such distributions by Administrative Agent or the Tranche A Collateral Agent, such Tranche A Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Tranche A Lenders and for application to the Tranche A Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Tranche A Obligations owed to the other Tranche A Lenders so that such excess payment received shall be applied ratably as among the Tranche A Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

(c)           Each of the Tranche B Lenders agrees that it shall not, without the express written consent of the Tranche B Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Tranche B Collateral Agent, set off against the Tranche B Obligations, any amounts owing by such Tranche B Lender to any Borrower or its Subsidiaries or any deposit accounts of any Borrower or its Subsidiaries now or hereafter maintained with such Tranche B Lender. Each of the Tranche B Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Tranche B Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Tranche B Collateral.

(d)           If, at any time or times any Tranche B Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Tranche B Collateral or any payments with respect to the Tranche B Obligations, except for any such proceeds or payments received by such Tranche B Lender from Administrative Agent or the Tranche B Collateral Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent or the Tranche B Collateral Agent in excess of such Tranche B Lender’s Pro Rata Share of all such distributions by Administrative Agent or the Tranche B Collateral Agent, such Tranche B Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Tranche B Lenders and for application to the Tranche B Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Tranche B Obligations owed to the other Tranche B Lenders so that such excess payment received shall be applied ratably as among the Tranche B Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13.      Agency for Perfection.

(a)           The Tranche A Collateral Agent hereby appoints each other Tranche A Lender as its agent (and each Tranche A Lender hereby accepts) for the purpose of perfecting the Tranche A Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Tranche A Lender obtain possession or control of any such Tranche A Collateral, such Tranche A Lender shall notify the Tranche A Collateral Agent thereof, and, promptly upon the Tranche A Collateral Agent’s request therefor shall deliver possession or control of such Tranche A Collateral to the Tranche A Collateral Agent or in accordance with the Tranche A Collateral Agent’s instructions.

(b)           The Tranche B Collateral Agent hereby appoints each other Tranche B Lender as its agent (and each Tranche B Lender hereby accepts) for the purpose of perfecting the Tranche B Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Tranche B Lender obtain possession or control of any such Tranche B Collateral, such Tranche B Lender shall notify the Tranche B Collateral Agent thereof, and, promptly upon the Tranche B Collateral Agent’s request therefor shall deliver possession or control of such Tranche B Collateral to the Tranche B Collateral Agent or in accordance with the Tranche B Collateral Agent’s instructions.

15.14.      Payments by Administrative Agent to the Lenders. All payments to be made by Administrative Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Administrative Agent. Concurrently with each such payment, Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15.      Concerning the Collateral and Related Loan Documents.

(a)           Each Lender authorizes and directs Administrative Agent to enter into this Agreement and the other Loan Documents. Each Lender agrees that any action taken by Administrative Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the exercise by Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

(b)           Each Tranche A Lender authorizes and directs the Tranche A Collateral Agent to enter into this Agreement and the other Tranche A Collateral Documents. Each Tranche A Lender agrees that any action taken by the Tranche A Collateral Agent in accordance with the terms of this Agreement or the other Tranche A Collateral Documents relating to the Tranche A Collateral and the exercise by the Tranche A Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Tranche A Lenders.

(c)           Each Tranche B Lender authorizes and directs the Tranche B Collateral Agent to enter into this Agreement and the other Tranche B Collateral Documents. Each Tranche B Lender agrees that any action taken by the Tranche B Collateral Agent in accordance with the terms of this Agreement or the other Tranche B Collateral Documents relating to the Tranche B Collateral and the exercise by the Tranche B Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Tranche B Lenders.

15.16.      Several Obligations; No Liability. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to fund its Pro Rata Share of the Term Loans on the Closing Date, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

16.           WITHHOLDING TAXES.

(a)           All payments made by any Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrowers shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or other Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Administrative Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrowers will furnish to Administrative Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, copies of tax receipts evidencing such payment by Borrowers.

(b)           Borrowers agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

(c)           If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Administrative Agent, to deliver to Administrative Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i)            if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W‑8BEN or Form W-8IMY (with proper attachments);

(ii)           if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii)           if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)          if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v)           a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Administrative Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)           If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Administrative Agent, to deliver to Administrative Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Administrative Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e)           If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Administrative Agent and Administrative Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Administrative Agent and Administrative Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(f)           If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Administrative Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Administrative Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation), then Administrative Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g)           If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent (or, in the case of a Participant, the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Administrative Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Administrative Agent (or, in the case of a Participant, the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent (or, in the case of a Participant, the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

(h)           If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall promptly pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Taxes giving rise to such a refund), net of all reasonable out-of-pocket expenses of Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Administrative Agent or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Administrative Agent or such Lender hereunder) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person.

17.           GENERAL PROVISIONS.

17.1.        Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, each Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2.        Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3.        Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4.        Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5.        Debtor-Creditor Relationship; Separate Classes.

(a)           The relationship between the Lenders and the Agents, on the one hand, and the Borrowers, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Borrower arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Borrowers, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

(b)           Each Borrower, Agent and Lender acknowledges that (i) the Tranche A Term Loan and the Tranche B Term Loan are separate and distinct extensions of credit that are evidenced by a single credit agreement solely as an administrative convenience, (ii) the grants of Liens pursuant to the Tranche A Collateral Documents and the Tranche B Collateral Documents constitute separate and distinct grants of Liens, and (iii) because of, among other things, the differing rights in the Collateral (including the limitation of the Tranche B Collateral Agent’s Liens to the Tranche B Collateral), the Tranche A Obligations are fundamentally different and distinct from the Tranche B Obligations. Accordingly, each Borrower, Agent and Lender agrees that, in the event of any Insolvency Proceeding with respect to any Borrower, the Tranche A Obligations and Tranche B Obligations must be treated for all purposes as separate and distinct classes of debt and separately classified in any plan of reorganization (or other plan of similar effect under any applicable law) proposed or adopted in any such Insolvency Proceeding.

17.6.        Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.7.        Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.8.        Confidentiality.

(a)           Each Agent and Lender individually (and not jointly or jointly and severally) agrees that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by such Agent or Lender in a confidential manner, and shall not be disclosed by such Agent or Lender to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.8, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Administrative Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Administrative Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Administrative Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Administrative Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by such Agent, Lender or Lender Group Representative), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Borrower, any Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, any Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)           Anything in this Agreement to the contrary notwithstanding, Administrative Agent may (i) provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services, and (ii) use the name, logos, and other insignia of Borrowers in any “tombstone” or comparable advertising on its website or in other marketing materials of the Administrative Agent.

17.9.        Lender Group Expenses. Borrowers agree to pay the Lender Group Expenses on the earlier of (a) the first day of the month following the date on which such Lender Group Expenses were first incurred or (b) within 10 days after demand therefor is made by Administrative Agent, accompanied by supporting documentation (which may take the form of a summary invoice). Borrowers agree that their respective obligations contained in this Section 17.9 shall survive payment or satisfaction in full of all other Obligations.

17.10.      Survival. All representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.

17.11.      Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act. In addition, if any Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Borrowers and (b) OFAC/PEP searches and customary individual background checks for the Borrowers’ senior management and key principals, and each Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Expenses hereunder and be for the account of Borrowers.

17.12.      Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.13.      Parent as Administrative Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower to take such action as the Administrative Borrower deems appropriate on its behalf to carry out the purposes of this Agreement. It is understood that the handling of the Term Loans in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Term Loans in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Term Loans as herein provided, or (b) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

LINCOLN EDUCATIONAL SERVICES
CORPORATION, a New Jersey corporation

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

LINCOLN TECHNICAL INSTITUTE, INC.,
a New Jersey corporation

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

NEW ENGLAND ACQUISITION, LLC,
a Delaware limited liability company

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

SOUTHWESTERN ACQUISITION, L.L.C.,
a Delaware limited liability company

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

[LINCOLN—CREDIT AGREEMENT]

NASHVILLE ACQUISITION, L.L.C.,
a Delaware limited liability company

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

EUPHORIA ACQUISITION, LLC,
a Delaware limited liability company

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

NEW ENGLAND INSTITUTE OF TECHNOLOGY
AT PALM BEACH, INC., a Florida corporation

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

LTI HOLDINGS, LLC,
a Colorado limited liability company

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

NN ACQUISITION, LLC,
a Delaware limited liability company

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

LCT ACQUISITION, LLC,
a Delaware limited liability company

BY:	/s/ Kenneth M. Swisstack
NAME:	Kenneth M. Swisstack
TITLE:	Secretary

[LINCOLN—CREDIT AGREEMENT]

AGENTS AND LENDERS:

HPF SERVICE, LLC,
as Administrative Agent and Tranche A Collateral Agent

BY:	VIRGO SERVICE COMPANY LLC,
its Managing Member

BY:	/s/ Jesse Watson
NAME:	Jesse Watson
TITLE:	Manager

[LINCOLN—CREDIT AGREEMENT]

RUSHING CREEK 4, LLC,
as a Tranche A Lender

BY:	VIRGO SERVICE COMPANY LLC,
its Managing

BY:	/s/ Jesse Watson
NAME:	Jesse Watson
TITLE:	Manager

[LINCOLN—CREDIT AGREEMENT]

HPF HOLDCO, LLC,
as a Tranche A Lender

BY:	/s/ Jonathan Goodman
NAME:	Jonathan Goodman
TITLE:	Manager

[LINCOLN—CREDIT AGREEMENT]

ALOSTAR BANK OF COMMERCE,
as Tranche B Collateral Agent and Tranche B Lender

BY:	/s/ Brian Long
NAME:	Brian Long
TITLE:	Vice President

[LINCOLN—CREDIT AGREEMENT]

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Accounting Changes” means changes in accounting principles (a) required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) or (b) permitted by GAAP and concurred in by Borrowers’ auditors.

“Accrediting Body” means any entity or organization that is recognized as an accrediting agency by the DOE which engages in granting or withholding Accreditation or similar approval for private post-secondary schools , in accordance with standards relating to the performance, operation, financial condition and/or educational quality of such schools, including, without limitation, the Accrediting Commission of Career Schools and Colleges, Accrediting Council for Independent Colleges and Schools, New England Association of Schools and Colleges of Technology and Accrediting Bureau of Health Education Schools.

“Accreditation” means the status of public recognition granted by any Accrediting Body to an educational institution or location or program thereof that meets the Accrediting Body's standards and requirements.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Administrative Agent” has the meaning specified therefor in the preamble to the Agreement.

“Administrative Agent-Related Persons” means Administrative Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Administrative Agent’s Account” means the Deposit Account of Administrative Agent identified on Schedule A-1.

“Administrative Borrower” has the meaning specified therefor in Section 17.13 of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.8(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

“Agent-Related Persons” means, collectively, the Administrative Agent-Related Persons, the Tranche A Collateral Agent-Related Persons, and the Tranche B Collateral Agent-Related Persons.

“Agents” means, collectively, the Administrative Agent, the Tranche A Collateral Agent and the Tranche B Collateral Agent.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

Schedule 1.1 - 1

“Anticipated Default” means a default or breach under Section 5.8 of the Agreement that is anticipated or likely to occur (but has not yet occurred), as reflected in any certificate, information or report delivered by Borrowers to Administrative Agent under Section 5.1(c) or 5.2(m) of the Agreement, in each case with respect to any of the following defaults or breaches by any Borrower or School: (a) failure to maintain a composite score of 1.0 or more under the factors of financial responsibility set forth in 34 C.F.R. Part 668, Subpart L, or to satisfy the "zone alternative" requirements set forth at 34 C.F.R. § 668.175(d) if applicable; (b) failure to maintain the final and draft Cohort Default Rates for all Schools, except for up to one School per federal fiscal year, at less than 30% as calculated pursuant to 34 C.F.R., Part 668, Subpart N for any two consecutive federal fiscal years, and failure to maintain the final and draft Cohort Default Rates for all Schools at less than 40% as calculated pursuant to 34 C.F.R., Part 668, Subpart N for any one federal fiscal year; (c) failure to derive no more than 90 percent of its revenues from Title IV Program funds as calculated consistent with 34 C.F.R. §§ 668.14 and 668.28 or any successor regulation or regulations as measured in the first six-month period of any fiscal year that follows a fiscal year in which any School derived more than 90% of its revenues from Title IV Program funds; or (d) failure to maintain material compliance with all Educational Laws, including (i) administrative capability requirements under 34 C.F.R. § 668.16, (ii) Program Participation Agreement requirements under 34 C.F.R. § 668.14, and (iii) eligible program requirements under 34 C.F.R. § 668.8.

 “Applicable Margin” means 9.0%.

“Applicable Prepayment Premium” has the meaning specified therefor in Section 2.7(b) of the Agreement.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Administrative Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.3(b)(iii) of the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York.

Schedule 1.1 - 2

“Business Operations” means, in the case of any School, the business operations specifically related to such School.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but in any event excluding capital expenditures incurred for the replacement of assets that were the subject of a casualty loss to the extent of the cash insurance proceeds received by Borrowers as a result of the loss of such assets.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Collateral” means cash collateral in the initial amount of $15,250,000 maintained in the Cash Collateral Account.

“Cash Collateral Account” means a Deposit Account maintained with a bank or other financial institution that is acceptable to the Tranche B Collateral Agent in the name and under the control of the Tranche B Collateral Agent and the Tranche A Collateral Agent.

“Cash Collateral Security Agreement” means the security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to the Tranche B Collateral Agent, executed and delivered by Borrowers to the Tranche B Collateral Agent, pursuant to which Borrowers grant the Tranche B Collateral Agent a Lien in the Cash Collateral and the Cash Collateral Account as security for the Tranche B Obligations.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

Schedule 1.1 - 3

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Stock of Parent representing the right to vote 35% more of the total voting rights for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) Parent fails to own and control, directly or indirectly, 100% of the Stock of each other Borrower (other than as a result of a transaction permitted under Section 6.3 or 6.4) or (d) any change in ownership or control of Parent, any other Borrower or any Subsidiary or any School under any Educational Law.

“Closing Date” means the date of the making of the Term Loans under the Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Cohort Default Rate” shall have the meaning ascribed to such term in 34 C.F.R. § 668 Subparts M and N, including Cohort Default Rates calculated for the periods specified in 34 C.F.R. § 668.183 and Cohort Default Rates calculated for the period specified in 34 C.F.R. § 668.202.

“Collateral” means, collectively, all Tranche A Collateral and Tranche B Collateral.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgment agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Borrower’s or its Subsidiaries’ books and records or Equipment, in each case, in form and substance reasonably satisfactory to the Tranche A Collateral Agent.

“Collateral Agents” means, collectively, the Tranche A Collateral Agent and the Tranche B Collateral Agent.

“Collateral Agent’s Liens” means, collectively, the Tranche A Collateral Agent’s Liens and the Tranche B Collateral Agent’s Liens.

“Collateral Documents” means, collectively, the Tranche A Collateral Documents and the Tranche B Collateral Documents.

“Commitment” means, collectively, each Tranche A Commitment and Tranche B Commitment.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B delivered by the chief financial officer of Parent to Administrative Agent.

“Confidential Information” has the meaning specified therefor in Section 17.8(a) of the Agreement.

“Consumer Protection Agency” means any Governmental Authority that regulates, administers or enforces Consumer Protection Laws, including, without limitation, the federal Consumer Financial Protection Bureau, the Federal Trade Commission, any state financial institutions department or agency, or any state attorney general.

Schedule 1.1 - 4

“Consumer Protection Law” means any law, regulation, rule, order or binding standard directly or indirectly related to the protection of consumers in financing transactions, including, without limitation, the federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the privacy and data security provisions of the Gramm-Leach-Bliley Act, Section 5 of the Federal Trade Commission Act, the Consumer Financial Protection Act (including the prohibition against unfair, deceptive or abusive acts or practices) and the rules and regulations implementing the foregoing, and any state retail installment sales act, loan law, usury law, or unfair or deceptive acts or practices law and the rules and regulations implementing the foregoing.

 “Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

“Control Agreement” means (a) in the case of the Cash Collateral Account, a control agreement, in form and substance reasonably satisfactory to the Tranche B Collateral Agent and the Tranche A Collateral Agent, executed and delivered by the applicable Borrower, the Tranche B Collateral Agent, the Tranche A Collateral Agent, and the applicable bank, and (b) in the case of the School Closure and Capex Cash Collateral Account and any other Deposit Account (other than the Cash Collateral Account), a control agreement, in form and substance reasonably satisfactory to the Tranche A Collateral Agent, executed and delivered by the applicable Borrower, the Tranche A Collateral Agent, and the applicable bank.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated School” means a School identified as a “Designated School” in the School and Real Property Information Certificate.

“Designated School Deposit Amount” means, with respect to each School, the applicable amount set forth in the School and Real Property Information Certificate as the “Designated School Deposit Amount” for such School.

“Designated School Release Amount” means, with respect to each Designated School, the applicable amount set forth in the School and Real Property Information Certificate as the “Designated School Release Amount” for such Designated School.

“DOE” means the U.S. Department of Education or any successor agency.

Schedule 1.1 - 5

“Dollars” or “$” means United States dollars.

“EBITDA” means, with respect to any fiscal period, (a) Net Income, plus (b) to the extent included in determining Net Income, Interest Expense, corporate income taxes, depreciation and amortization, expenses (including but not limited to school closing expenses) reflected as one-time charges in Parent’s periodic reports and current reports and the exhibits thereto filed with the SEC, and non-cash charges with respect to stock-based compensation and impairment of goodwill and long-lived assets, minus (c) all payments under finance leases and other Capital Leases that are either classified by Borrowers as an Interest Expense or not included in the determination of Net Income, minus (d) income from the termination of Capital Leases, minus (e) any cash payments in connection with the exercise of options and the vesting of Stock awards made pursuant to employee equity incentive plans and other compensation arrangements in order to satisfy related employee income tax obligations, in each case as Net Income and such other items are determined on a consolidated basis for Borrowers and their Subsidiaries in accordance with GAAP.

“Educational Agency” means any person, entity or organization, whether governmental, government chartered, private, or quasi-private, that engages in granting or withholding Educational Approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools, including without limitation the DOE, any state education department or agency, any guaranty agency, and any Accrediting Body.

“Educational Approval” means any license, authorization, approval, certification, or Accreditation, issued or required to be issued by an Educational Agency with respect to any aspect of a School’s operations in order for such School or any location or educational program thereof to operate or participate in Title IV, but excluding approvals or licenses with respect to the activities of individual recruiters at any School.

“Educational Law” means any statute, law, regulation, rule, order, or binding standard issued or administered by, or related to, any Educational Agency.

“Educational Loan” means any student loan made, insured or originated under Title IV.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

Schedule 1.1 - 6

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Borrower or its Subsidiaries and whose employees are aggregated with the employees of any Borrower or its Subsidiaries under IRC Section 414(o).

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Benefit Plan (other than an event for which the 30 day notice period is waived), (b) the failure to make sufficient contributions to a Benefit Plan or a Multiemployer Plan for any plan year which, in the aggregate, are less than the minimum required contribution determined under Sections 412, 430, 431 or 432 of the IRC, as applicable, or Sections 302 or 303 of ERISA, as applicable, for such plan for any plan year, (c) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan or Multiemployer Plan, (d) the incurrence by any Borrower, any of its Subsidiaries or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or Multiemployer Plan, (e) the receipt by any Borrower, any of its Subsidiaries or any of its ERISA Affiliates from the PBGC of any written notice relating to an intention to terminate any Benefit Plan or Multiemployer Plan or to appoint a trustee to administer any Benefit Plan or Multiemployer Plan, (f) the incurrence by any Borrower, any of its Subsidiaries or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Benefit Plan or Multiemployer Plan, or (g) the receipt by any Borrower, any of its Subsidiaries or any of its ERISA Affiliates of any written notice assessing the imposition of Withdrawal Liability or concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Capex Amount” means, with respect to any fiscal quarter, the aggregate amount of Capital Expenditures made or incurred by Borrowers and their Subsidiaries during such fiscal quarter which would result in the aggregate amount of Capital Expenditures made or incurred by Borrowers and their Subsidiaries during the fiscal year to date period exceeding the applicable Dollar limit under Section 7.3 of the Agreement; provided, that, (a) until the release of School Closure and Capex Cash Collateral to Borrowers in accordance with Section 5.16 of the Agreement with respect to such fiscal quarter, the Excess Capex Amount with respect to such fiscal quarter shall not exceed the amount of immediately available funds in the School Closure and Capex Cash Collateral Account, and (b) following the release of School Closure and Capex Cash Collateral to Borrowers in accordance with Section 5.16 of the Agreement with respect to such fiscal quarter, the Excess Capex Amount with respect to such fiscal quarter shall not exceed the amount of School Closure and Capex Cash Collateral actually released to Borrowers with respect to such fiscal quarter (but excluding School Closure and Capex Cash Collateral released to Borrowers based on the closure of Designated Schools by Borrowers during such fiscal quarter).

Schedule 1.1 - 7

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Existing Credit Facility” means the credit facility provided to Parent and some or all of the other Borrowers by Bank of America, N.A., as agent for certain other lenders.

“Fee Letter” means that certain fee letter, dated as of even date with the Agreement, among Administrative Borrower and Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent and Administrative Borrower.

“Fixed Charges” means, with respect to any fiscal period, the sum, without duplication, of (a) principal payments in respect of Indebtedness that are scheduled or required to be paid during such period (excluding, however, any prepayments made on the Terms Loans), plus (b) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, in each case as determined on a consolidated basis for Borrowers and their Subsidiaries in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period, the ratio of (a) EBITDA for such period, minus Capital Expenditures (but excluding Capital Expenditures financed with the proceeds of Indebtedness for borrowed money) made (to the extent not already incurred in a prior period) or incurred during such period, minus cash income taxes paid during such period, to (b) Fixed Charges for such period, in each case as determined on a consolidated basis for Borrowers and their Subsidiaries in accordance with GAAP.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC Section 7701(a)(30).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“Gainful Employment Certification Requirements” means the certification requirements set forth at 34 C.F.R. § 668.414.

“Gainful Employment Disclosure Requirements” means the disclosure requirements set forth at 34 C.F.R. § 668.6, effective from July 1, 2011 to January 1, 2017, and the disclosure requirements set forth at 34 C.F.R. § 668.412, effective as of January 1, 2017.

“Gainful Employment Minimum Standards” means, with respect to any gainful employment educational program in a given award year, either (a) an “Annual Earnings Rate” of 8% or less, or (b) a “Discretionary Income Rate” of 20% or less, each as defined and calculated in accordance with the Gainful Employment Rule and issued as final debt measures, as set forth at 34 C.F.R. § 668.403.

“Gainful Employment Rates” means the annual earnings rate and discretionary income rate for an educational program, as calculated and issued by the DOE (in draft or final form) pursuant to 34 C.F.R. § 668.404.

Schedule 1.1 - 8

“Gainful Employment Reporting Requirements” means the reporting requirements set forth at 34 C.F.R. § 668.411.

“Gainful Employment Rule” means the rule to be codified at 34 C.F.R. § 668.401 et seq. as published in the Federal Register on October 31, 2014, and effective as of July 1, 2015.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body, but excludes any Educational Agency.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“HEA” means the Higher Education Act of 1965, as amended.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

 “Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“HPF” means HPF Service, LLC.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

Schedule 1.1 - 9

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrowers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Lender” has the meaning set forth in the preamble to the Agreement, and shall also include any other Person made a party to the Agreement as a Lender pursuant to the provisions of Section 13.1 of the Agreement, and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and Agents, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable out-of-pocket fees or charges paid or incurred by any Agent in connection with the Lender Group’s transactions with any Borrower or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (d) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of any Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement, (e) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Borrower or any of its Subsidiaries, (f) each Agent’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, and (g) each Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

Schedule 1.1 - 10

“Lender Group Representatives” has the meaning specified therefor in Section 17.8 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“LIBOR Rate” means, during any calendar month, the 90 day “Libor Rate” published in the Wall Street Journal (the “WSJ”) as of the first Business Day of such month; provided, that, in the event that the 90 day “Libor Rate” is not available from or published by the WSJ, Administrative Agent shall give written notice thereof to Administrative Borrower as soon as practicable thereafter and, until the 90 day “Libor Rate” is available from and/or published by the WSJ, the “LIBOR Rate” shall be determined by Administrative Agent from such source or service as Administrative Agent determines to be comparable in its good faith judgment.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers, taken as a whole, (b) a material adverse change in any Real Property Collateral, (c) a material impairment of Borrowers’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce any of the Obligations or realize upon any of the Collateral, or (d) a material impairment of the enforceability or priority of either Collateral Agent’s Liens with respect to any of the Collateral as a result of an action or failure to act on the part of any Borrower or its Subsidiaries.

Schedule 1.1 - 11

“Material Adverse Regulatory Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers, taken as a whole, or (b) any occurrence or occurrences that, individually or in the aggregate, in the sole discretion of the Required Lenders, could reasonably be expected to result in any combination of additional expenses or damages, or the loss of or reduction in revenues, of $7,500,000 or more in any single fiscal year of Borrowers.

“Material Contract” means, with respect to any Person, (i) each contract or agreement which is required to be filed by such Person with the SEC on a “current report” on Form 8-K or would otherwise be deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act (whether or not such Person is then required to provide current reports or other reports to the SEC), and (ii) all other contracts or agreements the loss or termination of which could reasonably be expected to result in a Material Adverse Change , but excluding any Program Participation Agreement, or any temporary program participation agreement, issued by DOE.

“Maturity Date” means July 31, 2019.

“Mortgage Policy” has the meaning specified therefor in Schedule 3.1.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of the Tranche A Collateral Agent, in form and substance reasonably satisfactory to the Tranche A Collateral Agent, that encumber the Real Property Collateral.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Borrower, any of their Subsidiaries or any of their ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding six (6) plan years made or accrued an obligation, or had any liability, to make contributions.

“Net Cash Proceeds” means:

(a)           With respect to any sale or disposition by a Borrower or any of its Subsidiaries of assets (including any School Disposition or Permitted Real Property Sale), the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Borrower or its Subsidiaries in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, and (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Borrower or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction. In the case of any sale of Real Property Collateral in connection with a School Disposition involving a School that, in whole or in part, occupies such Real Property Collateral, the aggregate Net Cash Proceeds relating thereto shall be allocated between the Real Property Collateral and the related School Disposition in accordance with clause (h) of the definition of School Release Conditions. In the case of any sale of student loan (or installment contract) receivables with respect to graduated students in connection with a School Disposition, the portion of the Net Cash Proceeds to be allocated to such student loan (or installment contract) receivables shall be determined in accordance with clause (i) of the definition of School Release Conditions.

Schedule 1.1 - 12

(b)           With respect to the issuance or incurrence of any Indebtedness by a Borrower or any of its Subsidiaries, or the issuance by a Borrower or any of its Subsidiaries of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Borrower or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only reasonable fees, commissions, and expenses related thereto and required to be paid by such Borrower or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction.

“Net Income” means, with respect to any fiscal period, the net earnings (or loss) for such fiscal period of Borrowers and their Subsidiaries, but excluding: (a) any gain or loss arising from School Dispositions and sales or write-downs of any other capital assets; (b) any gain or loss arising from any write-up or write-down of assets or any write-down of goodwill during such period; (c) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (d) earnings or losses of any Person, substantially all the assets of which have been acquired in any manner by any Borrower, realized by such Person prior to the date of such acquisition; (e) net earnings of any entity (other than a Subsidiary of a Borrower) in which any Borrower has an ownership interest unless such net earnings have actually been received by a Borrower in the form of cash distributions; (f) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of distributions to a Borrower; (g) the earnings of any Person to which any assets of a Borrower shall have been sold, transferred or disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (h) any gain arising from the acquisition of any Stock of any Borrower; (i) any loss arising from Stock based compensation expense; (j) any gain or non-cash loss arising from extraordinary or non-recurring items; and (k) subject to Administrative Agent’s approval (in its sole discretion) of the exclusion thereof, any cash loss arising from extraordinary or non-recurring items, in each case as net earnings (or loss) and all such exclusions are determined on a consolidated basis for Borrowers and their Subsidiaries in accordance with GAAP.

“Notes” means, collectively, all Tranche A Notes and Tranche B Notes, and “Note” means any Tranche A Note or Tranche B Note, individually.

“Obligations” means all loans (including the Term Loans), principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Borrower pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Any reference in the Agreement or in the other Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Schedule 1.1 - 13

“Ohio Real Property Collateral” means the Real Property Collateral located in Springdale (Hamilton County), Ohio

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Parent” has the meaning specified therefor in the preamble to the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.16 of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Dispositions” means:

(a)           Permitted School Dispositions and Permitted Real Property Sales;

(b)           sales, abandonment or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business;

(c)           the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents;

(d)           the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(e)           the granting of Permitted Liens;

(f)            the sale or discount, in each case without recourse, of non-performing accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(g)           any involuntary loss, damage or destruction of property, whether real property or personal property;

(h)           any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property, whether real property or personal property;

(i)            the sale or issuance of Stock (other than Prohibited Preferred Stock) of Parent;

(j)            (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of Borrowers and their Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group;

Schedule 1.1 - 14

(k)           the making of Restricted Payments that are expressly permitted to be made pursuant to the Agreement;

(l)            the making of Permitted Investments; and

(m)          so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets from any Borrower to another Borrower.

“Permitted Indebtedness” means:

(a)           Indebtedness evidenced by the Agreement or the other Loan Documents;

(b)           Indebtedness set forth on Schedule 4.17 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness;

(c)           Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;

(d)           endorsement of instruments or other payment items for deposit;

(e)           Indebtedness owed to issuers of Permitted Letters of Credit;

(f)           Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds;

(g)           Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrowers or any of their Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(h)           the incurrence by Borrowers or their Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate risks associated with Borrowers’ and their Subsidiaries’ operations and not for speculative purposes;

(i)            Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards, or Cash Management Services;

(j)            Indebtedness consisting of Permitted Investments;

(k)           unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business;

(l)            accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness; and

(m)          any other unsecured Indebtedness incurred by Borrowers and their Subsidiaries in an aggregate outstanding amount not to exceed $3,000,000 at any one time.

Schedule 1.1 - 15

“Permitted Investments” means:

(a)           Investments in cash and Cash Equivalents;

(b)           Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)           advances made in connection with purchases of goods or services in the ordinary course of business;

(d)           Investments received in settlement of amounts due to any Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to any Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or its Subsidiaries;

(e)           Investments owned by any Borrower or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to the Agreement;

(f)           deposits of cash made in the ordinary course of business to secure performance of operating leases;

(g)           Investments in the form of capital contributions and the acquisition of Stock made by any Borrower in any other Borrower; and

(h)           so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $2,000,000 during the term of the Agreement.

“Permitted Letters of Credit” means letters of credit issued by a bank or financial institution for the account of Borrowers or their Subsidiaries for the purpose of securing or supporting Borrowers’ and their Subsidiaries’ obligations incurred in the ordinary course of business with respect to (a) landlords of real property leased by Borrowers and their Subsidiaries, and (b) performance, surety, statutory and appeal bonds, but excluding any Title IV Letter of Credit or any other letter of credit in favor of the Secretary of the DOE.

“Permitted Liens” means

(a)           Liens granted to, or for the benefit of, (i) the Tranche A Collateral Agent to secure the Tranche A Obligations, and (b) the Tranche B Collateral Agent to secure the Tranche B Obligations;

(b)           Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over either Collateral Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests;

(c)           judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement;

(d)           Liens set forth on Schedule P-2 to the Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

Schedule 1.1 - 16

(e)           the interests of lessors under operating leases and licensors under non-exclusive license agreements;

(f)           purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof;

(g)           Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests;

(h)           Liens on amounts deposited to secure Borrowers’ and their Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance;

(i)           Liens on amounts deposited to secure Borrowers’ and their Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money;

(j)           Liens on amounts deposited to secure Borrowers’ and their Subsidiaries reimbursement obligations with respect to Permitted Letters of Credit;

(k)           with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof;

(l)           non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(m)           Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;

(n)           rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business; and

(o)           Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Parent (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of any Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower or its Subsidiary, as applicable, in good faith, and (c) the Tranche A Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Tranche A Collateral Agent’s Liens.

Schedule 1.1 - 17

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capital Leases), incurred after the Closing Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $3,000,000.

“Permitted Real Property Sales” means any sale of Real Property Collateral with respect to which all of the Real Property Collateral Sale Conditions have been satisfied in full.

“Permitted School Disposition” means any School Disposition with respect to which all of the School Release Conditions have been satisfied in full.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Private Educational Loan” shall mean any loan provided by a lender that is not made, insured, or guaranteed under Title IV and is issued expressly for postsecondary educational expenses.

“Program Integrity Rules” means those DOE regulations that became effective on July 1, 2011, as published in final form in the Federal Register on October 29, 2010 that are legally in effect.

“Program Participation Agreement” has the meaning ascribed to such term in 34 C.F.R. § 668.14.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Projections” means (a) Borrowers’ forecasted balance sheets, profit and loss statements, and cash flow statements, (b) Borrowers’ forecasted new Student Enrollments (starts) and total Student Enrollments (to be prepared by School and on a cumulative basis), and (c) details as to Borrowers’ expectations to open or close any School or any location thereof during such fiscal year, or to add, discontinue or withdraw the Title IV eligibility of any educational program, all prepared on a basis consistent with Borrowers’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

Schedule 1.1 - 18

“Pro Rata Share” means, as of any date of determination with respect to any Lender, (a) in the case of the Tranche A Term Loan, the percentage obtained by dividing the outstanding principal amount of the portion of the Tranche A Term Loan held by such Lender by the outstanding principal amount of the Tranche A Term Loan, (b) in the case of the Tranche B Term Loan, the percentage obtained by dividing the outstanding principal amount of the portion of the Tranche B Term Loan held by such Lender by the outstanding principal amount of the Tranche B Term Loan, and (c) in the case of the Term Loans, the percentage obtained by dividing the outstanding principal amount of the portion of the Term Loans held by such Lender by the outstanding principal amount of the Term Loans.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrowers or their Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrowers or their Subsidiaries.

“Real Property Collateral Sale Conditions” means, with respect to any proposed sale of Real Property Collateral, the following conditions, the satisfaction of each of which shall be a condition precedent to such proposed sale:

(a)           no Default or Event of Default exists or would result from such proposed sale; and

(b)           Borrowers shall make a prepayment of the Term Loans in accordance with Sections 2.3(d) and (e) of the Agreement (which, in the case of any proposed sale of Real Property Collateral in connection with a School Disposition involving a School that, in whole or in part, occupies such Real Property Collateral, shall be in addition to the prepayment required under clause (e) of the definition of School Release Conditions) in an amount equal to the greater of (A) the Net Cash Proceeds of such proposed sale of Real Property Collateral, and (B) the Real Property Minimum Sale Amount with respect to such Real Property Collateral; provided, that, in the case of a sale of the Real Property Collateral located in Suffield, Connecticut, in no case shall the required prepayment exceed $5,000,000.

Promptly following the satisfaction of all such Real Property Collateral Sale Conditions with respect to any proposed sale of Real Property Collateral, the Tranche A Collateral Agent shall release its Lien in the Real Property Collateral sold by Borrowers as part of such sale, all at Borrowers’ expense and pursuant to release documents that are reasonably satisfactory to the Tranche A Collateral Agent and the title insurance company insuring the sale of such Real Property Collateral.

 “Real Property Minimum Rent Amount” means, with respect to each parcel of Real Property Collateral, the applicable amount set forth in the School and Real Property Information Certificate as the “Real Property Minimum Rent Amount” for such parcel of Real Property Collateral.

“Real Property Minimum Sale Amount” means, with respect to each parcel of Real Property Collateral, the applicable amount set forth in the School and Real Property Information Certificate as the “Real Property Minimum Sale Amount” for such parcel of Real Property Collateral.

 “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

Schedule 1.1 - 19

(a)           such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)           such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of any of the Lenders,

(c)           if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d)           the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.8(b) of the Agreement.

“Required Lenders” means, (a) at any time prior to the payment in full of all of the Tranche A Obligations, Tranche A Lenders whose aggregate Pro Rata Shares of the Tranche A Term Loan exceed 50%, and (b) at any time following the payment in full of all of the Tranche A Obligations, Lenders whose aggregate Pro Rata Shares of the remaining Term Loans exceed 50%.

“Required Tranche B Lenders” means Tranche B Lenders whose aggregate Pro Rata Shares of the Tranche B Term Loan exceed 50%.

“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution on account of Stock issued by Parent (including any payment in connection with any merger or consolidation involving Parent) or to the direct or indirect holders of Stock issued by Parent in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock)) issued by Parent, or (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent) any Stock issued by Parent.

Schedule 1.1 - 20

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, and (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“School” means a postsecondary institution of higher education consisting of a main campus and, if applicable, any additional locations, campuses or branches thereof operated by any Borrower or any of their respective Subsidiaries identified by an Office of Postsecondary Education Identification (OPEID) number issued by the DOE or approved by any Educational Agency.

“School and Real Property Information Certificate” means the certificate (in form and substance acceptable to Administrative Agent) delivered by Administrative Borrower to Administrative Agent on or prior to the Closing Date, and acknowledged in writing by Administrative Agent, as to the designation of certain Schools as “Designated Schools”, the establishment of the Designated School Deposit Amount for each School and the Designated School Release Amount for each Designated School, the establishment of the School Disposition Amount and School Prepayment Amount for each School, and the establishment of the Real Property Minimum Rent Amount and Real Property Minimum Sale Amount for each parcel of Real Property Collateral.

 “School Closure and Capex Cash Collateral” means cash collateral deposited and maintained in the School Closure and Capex Cash Collateral Account in accordance with clause (f) of the definition of School Release Conditions and Section 5.16 of the Agreement.

“School Closure and Capex Cash Collateral Account” means a Deposit Account maintained with a bank or other financial institution that is acceptable to the Tranche A Collateral Agent in the name and under the control of the Tranche A Collateral Agent.

“School Disposition” means any sale or other disposition of a School (or a portion thereof) and/or the Business Operations associated therewith.

“School Disposition Amount” means, with respect to each School, the applicable amount set forth in the School and Real Property Information Certificate as the “School Disposition Amount” for such School.

 “School Prepayment Amount” means, with respect to each School, the applicable amount set forth in the School and Real Property Information Certificate as the “School Prepayment Amount” for such School.

“School Provided Financing” means any financing provided to a student by any School, Borrower or Subsidiary that is not a Private Educational Loan.

 “School Release Conditions” means, with respect to any proposed School Disposition, the following conditions, the satisfaction of each of which shall be a condition precedent to such School Disposition:

Schedule 1.1 - 21

(a)           no Default or Event of Default exists or would result from such proposed School Disposition;

(b)           Borrowers have provided Administrative Agent with written notice of the proposed School Disposition (which shall include a detailed and complete description of all Collateral proposed to be sold off in connection with such proposed School Disposition) at least 30 days prior to the anticipated closing date of the proposed School Disposition and, not later than 5 Business Days prior to the anticipated closing date of the proposed School Disposition, copies of the sale agreement and other material documents relative to the proposed School Disposition, which agreement and documents must be reasonably acceptable to Administrative Agent;

(c)           Borrowers have provided Administrative Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed School Disposition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the School Disposition had been accomplished at the beginning of the relevant period), Borrowers and their Subsidiaries would have been in compliance with the minimum EBITDA and minimum Fixed Charge Coverage Ratio covenants set forth in Sections 7.2 and 7.4 of the Agreement, measured as of the last day of the fiscal quarter most recently ended prior to the proposed date of consummation of such proposed School Disposition for which Borrowers are then required to have delivered internally prepared financial statements to Administrative Agent in accordance with Section 5.1 of the Agreement, and (ii) are projected to be in compliance with the minimum EBITDA and minimum Fixed Charge Coverage Ratio covenants set forth in Sections 7.2 and 7.4 of the Agreement as of each fiscal quarter ending during the one year period after the proposed date of consummation of such proposed School Disposition;

(d)           the Net Cash Proceeds from such proposed School Disposition shall not be less than the School Disposition Amount with respect to such School;

(e)           Borrowers shall prepay the Term Loans in accordance with Sections 2.3(d) and (e) of the Agreement from the Net Cash Proceeds of such proposed School Disposition (exclusive of any portion of such Net Cash Proceeds allocated to student loan (or installment contract) receivables sold as part of such School Disposition in accordance with clause (i) below) in an amount not less than the greater of (i) 25% of such Net Cash Proceeds (exclusive of any portion of such Net Cash Proceeds allocated to student loan (or installment contract) receivables sold as part of such School Disposition in accordance with clause (i) below), and (ii) the School Prepayment Amount with respect to such School;

(f)           Borrowers shall deposit with the Tranche A Collateral Agent, from the Net Cash Proceeds of any proposed School Disposition, as School Closure and Capex Cash Collateral to be held in the School Closure and Capex Cash Collateral Account, an amount not less than the greater of (i) 25% of such Net Cash Proceeds, and (ii) the Designated School Deposit Amount with respect to such School;

(g)           Administrative Agent shall have received all such agreements, documents, certificates, opinions and other items in connection with such proposed School Disposition as Administrative Agent may require, in each case in form and substance acceptable to Administrative Agent;

(h)           if the proposed School Disposition involves a School that, in whole or in part, occupies Real Property Collateral, in addition to the minimum prepayments and other requirements described above with respect to such proposed School Disposition, such proposed School Disposition must be accompanied by a sale or lease of such Real Property Collateral that satisfies the applicable conditions set forth below (it being agreed, however, that, unless Administrative Agent otherwise agrees in its sole discretion, the Real Property Collateral located in Suffield, Connecticut shall not be leased):

Schedule 1.1 - 22

(i)           in the case of a sale of such Real Property Collateral, (A) Borrowers shall have provided Administrative Agent with Borrowers’ proposed allocation, between the Real Property Collateral and the related School Disposition, of the aggregate Net Cash Proceeds relating thereto not later than 5 Business Days prior to the anticipated closing date of the proposed School Disposition, which allocation shall be subject to Administrative Agent’s approval (not to be unreasonably withheld), and (B) Borrowers shall have satisfied the Real Property Collateral Sale Conditions; or

(ii)           in the case of a lease of such Real Property Collateral, (A) the tenant under such lease shall be acceptable to the Administrative Agent in all respects (and, if the tenant is a single purpose entity, the owner(s) of such entity shall be acceptable to the Administrative Agent in all respects and shall provide a guaranty or other credit support for such entity’s lease obligations on terms acceptable to the Administrative Agent), (B) such lease shall be a triple net lease, obligating the tenant to pay for all property taxes, insurance, utilities and other costs associated with the Real Property Collateral, as well as to pay annual rent (in addition to such property taxes, insurance, utilities and other costs ) not less than Real Property Minimum Rent Amount with respect to such Real Property Collateral, (C) such lease shall have a non-cancellable term of at least 10 years, (D) all of the other terms of such lease shall be acceptable to Administrative Agent, and (E) Administrative Agent and the Tranche A Collateral Agent shall have received all such agreements, documents, certificates, opinions and other items in connection with such lease as Administrative Agent and the Tranche A Collateral Agent may require, including, without limitation, a collateral assignment of Borrowers’ rights under such lease and a subordination, non-disturbance and attornment agreement from the lessee, in each case in form and substance acceptable to Administrative Agent and the Tranche A Collateral Agent;

(i)           if the proposed School Disposition includes the sale or other disposition of student loan (or installment contract) receivables with respect to graduated students, in addition to the minimum prepayments and other requirements described above with respect to such proposed School Disposition, (i) Borrowers shall have provided Administrative Agent with Borrowers’ proposal as to the portion of the aggregate Net Cash Proceeds relating to such proposed School Disposition to be allocated to such student loan (or installment contract) receivables not later than 5 Business Days prior to the anticipated closing date of the proposed School Disposition, which allocation shall be subject to Administrative Agent’s approval, (ii) Borrowers shall prepay the Term Loans in accordance with Sections 2.3(d) and (e) of the Agreement from the Net Cash Proceeds allocated to such student loan (or installment contract) receivables in an amount not less than 50% of such allocated Net Cash Proceeds, and (iii) if the Net Cash Proceeds allocated to such student loan (or installment contract) receivables is less than 50% of the aggregate outstanding principal amount of such student loan (or installment contract) receivables, Administrative Agent shall have consented (in its discretion) to the sale or disposition of such student loan (or installment contract) receivables; and

(j)           prior to (or contemporaneous with) the consummation of such proposed School Disposition, Borrowers shall deliver to Administrative Agent a certificate, in form and detail reasonably satisfactory to Administrative Agent, duly executed by the chief financial officer of Parent, as to the satisfaction of the foregoing conditions.

Promptly following the satisfaction of all such School Release Conditions with respect to any proposed School Disposition, the Tranche A Collateral Agent shall release its Lien in the Collateral sold by Borrowers as part of such School Disposition, all at Borrowers’ expense and pursuant to release documents that are reasonably satisfactory to the Tranche A Collateral Agent.

Schedule 1.1 - 23

 “SEC” means the United States Securities and Exchange Commission and any successor thereto.

"Secretary of the DOE" shall mean the Secretary of the DOE or an official employee of the DOE acting for the Secretary of the DOE under a delegation of authority.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to the Tranche A Collateral Agent, executed and delivered by Borrowers to the Tranche A Collateral Agent, pursuant to which Borrowers grant the Tranche A Collateral Agent a Lien in all or substantially all of their assets as security for the Tranche A Obligations.

“Significant Regulatory Event” means, with respect to any Borrower, any Subsidiary or any School, as the context may require (a) any of the following occurrences except to the extent that any such occurrence could not reasonably be expected to result in a Material Adverse Regulatory Change: (i) a failure of any School to maintain its eligibility to participate in Title IV Programs (including, without limitation, any suspension, termination or limitation of Title IV funding); (ii) a failure of any Borrower, any Subsidiary or any School to maintain in effect any of its Accreditations or specialized accreditations necessary for the relevant School to conduct its operations and offer its educational programs or for graduates of such School to take the examinations necessary to qualify to work in the field for which they were trained or to otherwise be licensed in such field; or (iii) a failure of any Borrower, any Subsidiary or any School to maintain in effect its Educational Approvals; (b) the placement of one or more Schools on the reimbursement payment method or the heightened cash monitoring 2 payment method to the extent such School(s), in the aggregate, received more than $5,000,000 in Title IV Program funds in the most recently completed fiscal year; (c) the imposition of any fine, liability, disallowance, or other sanction instituted against any Borrower, any Subsidiary or any School by the DOE or any other Educational Agency, Consumer Protection Agency or Governmental Authority, in an amount equal to or greater than $2,000,000 individually or $3,000,000 in the aggregate, in each case, in any fiscal year of Borrowers; or (d) the issuance by the DOE of Gainful Employment Rates (in final form) that trigger the requirement for any School or Schools to issue student warnings pursuant to the Gainful Employment Rule, with respect to educational programs that make up more than 20% of the Student Enrollments of all of the Schools.

“Student Enrollments” means the aggregate number, as of the last day of the most recently completed fiscal month, of full-time and part-time students enrolled and in attendance in all Schools pursuant to enforceable enrollment contracts or similar agreements.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets measured on a going concern basis, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes herein, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Schedule 1.1 - 24

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. Unless the context otherwise indicates, each reference to “Subsidiary” or “Subsidiaries” shall be deemed to refer to a Subsidiary or the Subsidiaries of Parent or Borrowers, as applicable.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16(c) or (d) of the Agreement, and (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.

“Term Loans” means, collectively, the Tranche A Term Loan and the Tranche B Term Loan.

“Title IV” shall mean Chapter 28, Subchapter IV of the Higher Education Act of 1965, as amended (20 U.S.C.A. §§ 1070 et seq.), and any amendments or successor statutes thereto.

Schedule 1.1 - 25

“Title IV Letter of Credit” shall mean a letter of credit required by the DOE to enable any Borrower, any Subsidiary or a School to satisfy the DOE's requirements of financial responsibility necessary for its continued eligibility to participate in the Title IV Programs.

“Title IV Programs” shall mean the federal student financial assistance programs authorized by Title IV, including in particular those programs as listed in 34 C.F.R. § 668.1(c) or any successor regulation.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Tranche A Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by a Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of the Tranche A Collateral Agent under any of the Tranche A Collateral Documents.

“Tranche A Collateral Agent” has the meaning specified therefor in the preamble to the Agreement.

“Tranche A Collateral Agent-Related Persons” means the Tranche A Collateral Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Tranche A Collateral Agent’s Liens” means the Liens granted by any Borrower or its Subsidiaries to the Tranche A Collateral Agent under the Tranche A Collateral Documents.

“Tranche A Collateral Documents” means the Copyright Security Agreement, the Mortgages, the Security Agreement, the Trademark Security Agreement, and each other pledge, assignment and agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries with or in favor of the Tranche A Collateral Agent as security for any or all of the Tranche A Obligations.

“Tranche A Commitment” means, with respect to each Tranche A Lender, its commitment to make its Pro Rata Share of the Tranche A Term Loan on the Closing Date and, with respect to all Tranche A Lenders, their commitments to make the Tranche A Term Loan on the Closing Date, in each case as such Dollar amounts are set forth beside such Tranche A Lender’s name under the applicable heading on Schedule C-1.

“Tranche A Lender” has the meaning set forth in the preamble to the Agreement, and shall also include any other Person made a party to the Agreement as a Tranche A Lender pursuant to the provisions of Section 13.1 of the Agreement, and “Tranche A Lenders” means each of the Tranche A Lenders or any one or more of them.

“Tranche A Note” means each Tranche A Term Note executed and delivered by Borrowers to the order of a Tranche A Lender in connection with the Tranche A Term Loan, in form and substance reasonably satisfactory to the Tranche A Collateral Agent.

“Tranche A Obligations” means, collectively, (a) the Tranche A Term Loan and, to the extent relating to or arising from the Tranche A Term Loan, all principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and covenants and duties of any other kind and description owing by any Borrower pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all other Obligations except for Tranche B Obligations that are to be paid to and retained by the Tranche B Lender or the Tranche B Collateral Agent. Any reference in the Agreement or in the other Loan Documents to the Tranche A Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

Schedule 1.1 - 26

“Tranche A Term Loan” has the meaning specified therefor in Section 2.1 of the Agreement.

“Tranche A Term Loan Amount” means $30,000,000.

“Tranche B Collateral” means the Cash Collateral.

“Tranche B Collateral Agent” has the meaning specified therefor in the preamble to the Agreement.

“Tranche B Collateral Agent-Related Persons” means the Tranche B Collateral Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Tranche B Collateral Agent’s Liens” means the Liens granted by any Borrower or its Subsidiaries to the Tranche B Collateral Agent under the Tranche B Collateral Documents.

“Tranche B Collateral Documents” means the Cash Collateral Security Agreement and each other pledge, assignment and agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries with or in favor of the Tranche B Collateral Agent with respect to the Cash Collateral as security for any or all of the Tranche B Obligations.

“Tranche B Commitment” means, with respect to each Tranche B Lender, its commitment to make its Pro Rata Share of the Tranche B Term Loan on the Closing Date and, with respect to all Tranche B Lenders, their commitments to make the Tranche B Term Loan on the Closing Date, in each case as such Dollar amounts are set forth beside such Tranche B Lender’s name under the applicable heading on Schedule C-1.

“Tranche B Lender” has the meaning set forth in the preamble to the Agreement, and shall also include any other Person made a party to the Agreement as a Tranche B Lender pursuant to the provisions of Section 13.1 of the Agreement, and “Tranche B Lenders” means each of the Tranche B Lenders or any one or more of them.

“Tranche B Note” means each Tranche B Term Note executed and delivered by Borrowers to the order of a Tranche B Lender in connection with the Tranche B Term Loan, in form and substance reasonably satisfactory to the Tranche B Collateral Agent.

“Tranche B Obligations” means the Tranche B Term Loan and, to the extent relating to or arising from the Tranche B Term Loan, all principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and covenants and duties of any other kind and description owing by any Borrower pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Any reference in the Agreement or in the other Loan Documents to the Tranche B Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

Schedule 1.1 - 27

“Tranche B Term Loan” has the meaning specified therefor in Section 2.1 of the Agreement.

“Tranche B Term Loan Amount” means $15,000,000.

“United States” means the United States of America.

“Unrestricted Cash” means cash and Cash Equivalents of Borrowers that are not subject to any Lien or restriction on the use thereof, other than (a) the Tranche A Collateral Agent’s Liens, and (b) Liens permitted under clause (n) of the definition of Permitted Liens, it being understood that, without limitation of the foregoing, (i) cash and Cash Equivalents maintained in any Deposit Account for payroll, payroll taxes and other employee wage and benefit payments to or for Borrowers’ employees, or that is otherwise subject to any restriction on the use thereof (such as escrow funds, deposits, and, subject to proviso clause (c) of Section 7.1 of the Agreement, Title IV Program trust funds), shall not constitute Unrestricted Cash, (ii) the Cash Collateral shall not constitute Unrestricted Cash, (iii) the School Closure and Capex Cash Collateral shall not constitute Unrestricted Cash, and (iv) cash deposits securing reimbursement obligations of Borrowers and their Subsidiaries with respect to Permitted Letters of Credit shall not constitute Unrestricted Cash.

“Voidable Transfer” has the meaning specified therefor in Section 17.7 of the Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Schedule 1.1 - 28

Schedule 3.1

The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a)           the Closing Date shall occur on or before July 31, 2015;

(b)           the Tranche A Collateral Agent shall have received a letter duly executed by each Borrower authorizing the Tranche A Collateral Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of the Tranche A Collateral Agent, desirable to perfect the security interests to be created by the Tranche A Collateral Documents;

(c)           the Tranche A Collateral Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of the Tranche A Collateral Agent, desirable to perfect the Tranche A Collateral Agent’s Liens in and to the Tranche A Collateral, and the Tranche A Collateral Agent shall have received searches reflecting the filing of all such financing statements;

(d)           Administrative Agent shall have received each of the following documents, in form and substance satisfactory to Administrative Agent, duly executed, and each such document shall be in full force and effect:

(i)            the Notes,

(ii)           the Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement,

(iii)          the Cash Collateral Security Agreement and a Control Agreement with respect to the Cash Collateral Account,

(iv)          a Control Agreement with respect to the School Closure and Capex Cash Collateral Account;

(v)           a Control Agreement with respect to Lincoln Technical Institute’s concentration account maintained at Bank of America,

(vi)          the Mortgages,

(vii)         a letter, in form and substance satisfactory to Administrative Agent, from Bank of America, N.A. to Administrative Agent respecting the amount necessary to repay in full all of the obligations of each Borrower and its Subsidiaries owing under the Existing Credit Facility and obtain a release of all of the Liens existing in favor of Bank of America, N.A. in and to the assets of each Borrower and its Subsidiaries (other than Permitted Liens in cash with respect to Permitted Letters of Credit), together with termination statements and other documentation evidencing the termination by Bank of America, N.A. of its Liens in and to the properties and assets of each Borrower and its Subsidiaries,

Schedule 3.1 - 1

(viii)        a disbursement letter executed and delivered by Administrative Borrower to Administrative Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Administrative Agent, and

(ix)           Collateral Access Agreements with respect to the following locations: 8317 W. North Ave., Melrose Park, IL 60160; 70-82 McKee Drive, Mahwah, NJ; 9325 Snowden River Parkway, Columbia, Maryland 21046; 15-30 Petracca Place, Whitestone, NY 11357; 1315 Gallatin Road, Nashville, TN 37238; 1003 Douglas Avenue, Bldg. 3, Nashville, TN; 2279 Mount Vernon Road, Southington, CT 06489; 200 Executive Drive, Suite 340, West Orange, NJ

(e)           Administrative Agent shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower’s Board of Directors (or comparable governing body) authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party, (ii) authorizing specific officers of such Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Borrower;

(f)           Administrative Agent shall have received copies of each Borrower’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

(g)           Administrative Agent shall have received a certificate of status with respect to each Borrower, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

(h)           Administrative Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

(i)           Administrative Agent shall have received certificates of insurance, together with the endorsements thereto, as are required by Section 5.6, the form and substance of which shall be satisfactory to Administrative Agent;

(j)           Administrative Agent shall have received opinions of Borrowers’ primary and local counsels in form and substance satisfactory to Administrative Agent;

(k)           Administrative Agent shall have received an opinion of Borrowers’ regulatory counsel in form and substance satisfactory to Administrative Agent;

(l)           Administrative Agent shall have completed its business, legal, and collateral due diligence;

(m)           Administrative Agent shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for each Borrower, and (ii) OFAC/PEP searches and customary individual background searches for each Borrower’s senior management and key principals, in each case, the results of which shall be satisfactory to Administrative Agent;

Schedule 3.1 - 30

(n)           Administrative Agent shall have received a set of Projections of Borrowers for the fiscal years 2015 and 2016, in form and substance (including as to scope and underlying assumptions) satisfactory to Administrative Agent;

(o)           Administrative Agent shall have received evidence satisfactory to it that Unrestricted Cash shall be equal to or greater than $2,000,000 (which amount shall be equal to or greater than $10,000,000 upon the funding of the Term Loans on the Closing Date), with all accounts payable, leases, Indebtedness, taxes and other obligations of Borrowers and their Subsidiaries current (excluding any of the foregoing that are subject to a good faith dispute)

(p)           Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(q)           Administrative Agent shall have received appraisals of the Real Property Collateral (other than the Ohio Real Property Collateral) satisfactory to Administrative Agent, together with reliance letters expressly entitling Administrative Agent to rely on such appraisals;

(r)           Administrative Agent shall have received a phase-I environmental report with respect to the Real Property Collateral located at (i) 11194 E. 45th Avenue, Denver, Colorado 80223, (ii) 1524 Gallatin Road, Nashville, Tennessee 37206, (iii) 2400 Metrocentre Boulevard, West Palm Beach, Florida 33407, (iv) 2410 Metrocentre Boulevard, West Palm Beach, Florida 33407 and (v) 1126 53rd Court North, Mangonia Park, Florida 33407, from environmental consultants acceptable to Administrative Agent and with a scope and results thereof acceptable to Administrative Agent, together with reliance letters expressly entitling Administrative Agent to rely on such reports;

(s)           the Tranche A Collateral Agent shall have received (i) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral (other than the Ohio Real Property Collateral) issued by a title insurance company satisfactory to the Tranche A Collateral Agent (each a “Mortgage Policy” and, collectively, the “Mortgage Policies”) in amounts satisfactory to the Tranche A Collateral Agent assuring the Tranche A Collateral Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to the Tranche A Collateral Agent, and (ii) an attorney’s title report confirming that the Ohio Real Property Collateral is free and clear of all defects and encumbrances except Permitted Liens;

(t)           Administrative Agent shall have received a real estate survey with respect to each parcel of the Real Property Collateral (other than the Ohio Real Property Collateral), from surveyors acceptable to Administrative Agent and with a scope and results thereof acceptable to Administrative Agent;

(u)           Administrative Agent shall have received such additional items with respect to the Real Property Collateral as Administrative Agent may reasonably require, including local counsel opinions and evidence that the Real Property Collateral is not located in a flood zone;

(v)           Borrowers and each of their Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

Schedule 3.1 - 31

(w)           the representations and warranties of each Borrower and their Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(x)           no Default or Event of Default shall have occurred and be continuing on the Closing Date, nor shall either result from the making thereof; and

(y)           all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Administrative Agent.

Schedule 3.1 - 32